Registration No. 333-198338

As filed with the Securities and Exchange Commission on February 6, 2015

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

 _________________________

FORM S-1/A

Amendment 4

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

________________________

SPELZON CORP.

 (Name of small business issuer in its charter)

Nevada (State or Other Jurisdiction of Incorporation or Organization)	7371 (Primary Standard Industrial Classification Number)	EIN 38-3926868 (IRS Employer Identification Number)

Bjorksundsslingan 29 nb

 Stockholm, Sweden   12431

702-751-8467

(Address, including zip code, and telephone number,

Including area code, of registrant’s principal executive offices)

____________________________

Copies to:

Frederick C.Bauman

Bauman & Associates Law Firm

5595 Egan Crest Dr.

Las Vegas, NV 89149

Tel.: (702) 533-8372

Email: fred@lawbauman.com

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Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, please check the following box:  ☒

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering:   ☐

If this form is a post-effective registration statement filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering:  ☐

If this form is a post-effective registration statement filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering:  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐      Accelerated filer☐       Non-accelerated filer    ☐       Smaller reporting company   ☒

(Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount of Shares to be Registered	Proposed Maximum Offering Price per Share (1)	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock	5,000,000	$0.02	$100,000	$12,88

(1)   Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(a) and (o) of the Securities Act.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, or until the registration statement shall become effective on such date as the Commission, acting pursuant to Section 8(a), may determine.

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PROSPECTUS

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. THESE SECURITIES MAY NOT BE SOLD UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

SPELZON CORP.

5,000,000 SHARES OF COMMON STOCK

This is the initial offering of common stock of SPELZON CORP. and no public market currently exists for the securities being offered. We are offering for sale a total of 5,000,000 shares of common stock at a fixed price of $.02 per share. There is no minimum number of shares that must be sold by us for the offering to proceed, and we will retain the proceeds from the sale of any of the offered shares. The offering is being conducted on a self-underwritten, best efforts basis, which means our President, Arthur Parrik, will attempt to sell the shares. This Prospectus will permit our President to sell the shares directly to the public, with no commission or other remuneration payable to him for any shares he may sell. Mr. Parrik will sell the shares and intends to offer them to friends, family members and business acquaintances. In offering the securities on our behalf, he will rely on the safe harbor from broker-dealer registration set out in Rule 3a4-1 under the Securities and Exchange Act of 1934.

We are hoping to raise net proceeds in the amount of $91,000. Although there are no assurance that we will be able to raise any money from the offering and we may not even generate enough proceeds to cover our offering cost estimated at $9,000, we believe that we should be able to raise net proceeds of anywhere between $16,000 and $91,000.

We are expecting the duration of the offering to last approximately 180 days, but it take up to one year.

SPELZON CORP. is a development stage company and currently has no operations, other than the agreement with a game developer to start creating a mobile application. Any investment in the shares offered herein involves a high degree of risk. You should only purchase shares if you can afford a loss of your investment. Our independent registered public accountant has issued an audit opinion for SPELZON CORP. which includes a statement expressing substantial doubt as to our ability to continue as a going concern.

SEE "RISK FACTORS" FOR A DISCUSSION OF CERTAIN INFORMATION THAT SHOULD BE CONSIDERED IN CONNECTION WITH AN INVESTMENT IN THE COMMON STOCK OFFERED HEREBY.

There has been no market for our securities and a public market may never develop, or, if any market does develop, it may not be sustained. Our common stock is not traded on any exchange or on the over-the-counter market. After the effective date of the registration statement relating to this prospectus, we hope to have a market maker file an application with the Financial Industry Regulatory Authority (“FINRA”) for our common stock to be eligible for trading on the Over-the-Counter Bulletin Board. We do not yet have a market maker who has agreed to file such application. There can be no assurance that our common stock will ever be quoted on a stock exchange or a quotation service or that any market for our stock will develop.

NEITHER THE SEC NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. WE WILL NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE U.S. SECURITIES COMMISSION HAS BEEN CLEARED OF COMMENTS AND IS DECLARED EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OF SALE IS NOT PERMITTED.

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SUBJECT TO COMPLETION, DATED  FEBRUARY 6, 2015

TABLE OF CONTENTS

PROSPECTUS SUMMARY	4
RISK FACTORS	6
CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS	13
USE OF PROCEEDS	13
DETERMINATION OF OFFERING PRICE	13
DILUTION	14
MANAGEMENT’S DISCUSSION AND ANALYSIS OF PLAN OF OPERATIONS	14
DESCRIPTION OF BUSINESS	19
DIRECTORS, EXECUTIVE OFFICERS, PROMOTER AND CONTROL PERSONS	22
FEDERAL SECURITIES LAW	22
EXECUTIVE COMPENSATION	24
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS	24
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT	25
PLAN OF DISTRIBUTION	25
DESCRIPTION OF SECURITIES	26
DiINDEMNIFICATION FOR SECURITIES ACT LIABILITIES	27
LEGAL MATTERS	27
INTERESTS OF NAMED EXPERTS AND COUNSEL	27
EXPERTS	28
AVAILABLE INFORMATION	28
FINANCIAL STATEMENTS	28
INDEX TO THE FINANCIAL STATEMENTS	29

WE HAVE NOT AUTHORIZED ANY DEALER, SALESPERSON OR OTHER PERSON TO GIVE ANY INFORMATION OR REPRESENT ANYTHING NOT CONTAINED IN THIS PROSPECTUS. YOU SHOULD NOT RELY ON ANY UNAUTHORIZED INFORMATION. THIS PROSPECTUS IS NOT AN OFFER TO SELL OR BUY ANY SHARES IN ANY STATE OR OTHER JURISDICTION IN WHICH IT IS UNLAWFUL. THE INFORMATION IN THIS PROSPECTUS IS CURRENT AS OF THE DATE ON THE COVER. YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED IN THIS PROSPECTUS.

PROSPECTUS SUMMARY

AS USED IN THIS PROSPECTUS, UNLESS THE CONTEXT OTHERWISE REQUIRES, “WE,” “US,” “OUR,” AND “SPELZON CORP.” REFERS TO SPELZON CORP. THE FOLLOWING SUMMARY IS NOT COMPLETE AND DOES NOT CONTAIN ALL OF THE INFORMATION THAT MAY BE IMPORTANT TO YOU. YOU SHOULD READ THE ENTIRE PROSPECTUS BEFORE MAKING AN INVESTMENT DECISION TO PURCHASE OUR COMMON STOCK.

SPELZON CORP.

We are a development stage company which was organized to engage in the business of developing and selling mobile games. Being a development stage company, we have no revenues and have no operating history. Spelzon Corp. was incorporated in Nevada on March 7, 2014. Our principal executive office is located at Bjorksundsslingan 29 Nb, Stockholm, Sweden, 12431. Our phone number is: 702-751 8467. We intend to use the net proceeds from this offering to develop our business operations (See “Description of Business” and “Use of Proceeds”). We are in the business of developing mobile games. To date, we have found a freelance developer to create a game application. The game design is in progress.  Most of our revenue would come from selling the games on mobile applications, but also from updates and “game coins” that could be purchased by our clients. We are also trying to incorporate ad spaces to sell ads on a “pay per click” system.

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Our sole director will be conducting business operations from his hometown in Sweden whereas the game development will be conducted anywhere where we can locate freelance game developers who accept to work with us.

Primarily, the games will be written in English, to accommodate most of our potential customers worldwide, since English is the most spoken language, after Mandarin. However, once we get the funds to hire a translation company, we will translate the games in different languages, depending on where the games are being downloaded from.

From inception until the date of this filing, we have not started any operating activities. Our financial statements from inception (March 7, 2014) through the year ended July 31, 2014, reports no revenues and a net loss of $1,815.

Spelzon Corp. anticipates that it will derive its income from selling games for mobile phones and from updates and coins that will help the players boost their scores.

We do not anticipate earning revenues until we enter into commercial operation. Since we are presently in the development stage of our business, we can provide no assurance that we will successfully develop, organize and sell any products or services related to our planned activities.

As of the date of this prospectus, there is no public trading market for our common stock and no assurance that a trading market for our securities will ever develop.

Spelzon Corp. is an Emerging Growth Company as defined in the Jumpstart Our Business Startups Act.

We shall continue to be deemed an emerging growth company until the earliest of:

(A) the last day of the fiscal year of the issuer during which it had total annual gross revenues of $1,000,000,000 (as such amount is indexed for inflation every 5 years by the Commission to reflect the change in the Consumer Price Index for All Urban Consumers published by the Bureau of Labor Statistics, setting the threshold to the nearest 1,000,000) or more;

(B) the last day of the fiscal year of the issuer following the fifth anniversary of the date of the first sale of common equity securities of the issuer pursuant to an effective registration statement under this title;

(C) the date on which such issuer has, during the previous 3-year period, issued more than $1,000,000,000 in non-convertible debt; or

(D) the date on which such issuer is deemed to be a ‘large accelerated filer’, as defined in section 240.12b-2 of title 17, Code of Federal Regulations, or any successor thereto.

As an emerging growth company we are exempt from Section 404(b) of Sarbanes Oxley. Section 404(a) requires Issuers to publish information in their annual reports concerning the scope and adequacy of the internal control structure and procedures for financial reporting. This statement shall also assess the effectiveness of such internal controls and procedures.

Section 404(b) requires that the registered accounting firm shall, in the same report, attest to and report on the assessment on the effectiveness of the internal control structure and procedures for financial reporting.

As an emerging growth company we are exempt from Section 14A and B of the Securities Exchange Act of 1934 which require the shareholder approval of executive compensation and golden parachutes.

We are considered a “shell company” under applicable securities rules and subject to additional regulatory requirements as a result, including the inability of our shareholders to sell our shares in reliance on Rule 144 promulgated pursuant to the Securities Act of 1933, as well as additional restrictions. Accordingly, investors should consider our shares to be significantly risky and illiquid investments.

We have irrevocably opted out of the extended transition period for complying with new or revised accounting standards pursuant to Section 107(b) of the Act.

We are not a blank check registrant, as that term is defined in Rule 419(a)(2) of Regulation C of the Securities Act of 1933, since we have a specific business plan or purpose. We have not had preliminary contact or discussions with, nor do we have any present plans, proposals, arrangements or understandings with, any representatives of the owners of any business or company regarding the possibility of an acquisition or merger.

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THE OFFERING

The Issuer:	SPELZON CORP.
Securities Being Offered:	5,000,000 shares of common stock
Price Per Share:	$0.02
Duration of the Offering:

The offering shall terminate on the earlier of:

(i) the date when the sale of all 5,000,000 common shares is completed;

(ii) one year from the date of this prospectus; or

(iii) prior to one year at the sole determination of the board of directors.

Net Proceeds	$91,000
Securities Issued and Outstanding:	There are 6,000,000 shares of common stock issued and outstanding as of the date of this prospectus, held solely by our President, Secretary, Arthur Parrik
Registration Costs	We estimate our total offering registration costs to be approximately $9,000.
Risk Factors	See “Risk Factors” pages 6-10 and the other information in this prospectus for a discussion of the factors you should consider before deciding to invest in shares of our common stock.

SUMMARY FINANCIAL INFORMATION

The tables and information below are derived from our audited financial statements for the period from March 7, 2014 (Inception) to July 31, 2014.

Financial Summary	July 31, 2014 ($)
Cash and Deposits	4,923
Total Assets	4,923
Total Liabilities	638
Total Stockholder’s Equity	4,285

Statement of Operations	Accumulated From March 7, 2014 (Inception) to July 31, 2014 ($)
Total Expenses	1,815
Net Loss for the Period	(1,815)
Net Loss per Share	( - )

RISK FACTORS

In addition to the other information in this prospectus, Spelzon Corp. has identified a number of risk factors that the Company faces. You should carefully consider the risks described below and the other information in this prospectus before investing in our common stock. Investors should be aware of the existence of these factors and should consider them carefully in evaluating our business before purchasing the shares offered in this prospectus.

An investment in our common stock involves a high degree of risk. If any of the following risks actually occurs, it is likely that our business, financial condition, and operating results could be seriously harmed. The trading price of our common stock, when and if we trade at a later date, could decline due to any of these risks, and you may lose all or part of your investment.

RISKS ASSOCIATED TO OUR BUSINESS

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OUR SHORT OPERATING HISTORY MAKES OUR BUSINESS DIFFICULT TO EVALUATE

We are a development stage company, with no significant history of operations. We were incorporated on March 7, 2014, and are a startup company with no operating history or revenues. Our business is in the early stage of development and we have not generated any profit to date. Significant additional development and marketing of our business is necessary prior to our achieving significant revenues or profitability.

Accordingly, we have no operating history upon which to base an evaluation of our business and prospects. Our business and prospects must be considered in light of the risks, expenses and difficulties frequently encountered by companies in their early stage of development, particularly companies in rapidly evolving and changing markets such as ours. To address these risks, we must successfully implement our business plan and marketing strategies (See "Plan of Operation" herein). We may not successfully implement all or any of our business strategies or successfully address the risks and uncertainties that we encounter. These potential uncertainties include, but are not limited to, unanticipated problems relating to the ability to generate sufficient cash flow to operate our business, and additional costs and expenses that may exceed current estimates. Prior to successfully creating our first games, we anticipate that we will incur increased operating expenses without realizing any revenues. We expect to incur significant losses into the foreseeable future. We recognize that if the effectiveness of our business plan is not forthcoming, we will not be able to continue business operations. There is no history upon which to base any assumption as to the likelihood that we will prove successful, and it is doubtful that we will generate any operating revenues or ever achieve profitable operations. If we are unsuccessful in addressing these risks, our business will most likely fail.

AS WE ARE A DEVELOPMENT STAGE COMPANY, OUR FAILURE TO SECURE ADDITIONAL

FINANCING MAY AFFECT OUR ABILITY TO SURVIVE.

We will require additional financing in order to establish profitable operations such financing may not be forthcoming. Even if additional financing is available, it may not be available on terms we find favorable. Failure to secure needed additional financing will have a very serious effect on our ability to develop operations or maintain our business.

In order to expand our business operations, we anticipate that we will have to raise additional funding. If we are not able to raise the capital necessary to fund our business expansion objectives, we may have to delay the implementation of our business plan.

We do not currently have any arrangements for financing. Obtaining additional funding will be subject to a number of factors, including general market conditions, investor acceptance of our business plan and initial results from our business operations. These factors may impact the timing, amount, terms or conditions of additional financing available to us. The most likely source of future funds recently available to us is through the sale of additional shares of common stock.

BECAUSE OUR SOLE OFFICER AND DIRECTOR IS INEXPERIENCED IN MANAGING A PUBLIC COMPANY,  ALSO HE IS INEXPERENCED IN THE MOBILE APPLICATION INDUSTRY, AND HE LACKS FINANCIAL BACKGROUD, OUR BUSINESS PLAN MAY FAIL.

Our sole director does not have any specific training in running a public company. With no direct training or experience in this area, our management may not be fully aware of many of the specific requirements related to working within this industry. As a result, our management may lack certain skills that are advantageous in managing our company. For example, our director’s lack of financial expertise or experience has led to the financial statements being prepared without it. Consequently, our operations, earnings, and ultimate financial success could suffer irreparable harm due to management’s lack of experience in this industry.

IF WE DO NOT ATTRACT CUSTOMERS, WE WILL NOT MAKE A PROFIT, WHICH WILL ULTIMATELY RESULT IN A CESSATION OF OPERATIONS.

We currently have no customers who purchased our games. We have identified customers as being mobile users, but we cannot guarantee we will ever attract any customers to buy our products. Even if they do purchase the games, there is no guarantee that we will generate a profit. If we cannot generate a profit, we will have to suspend or cease operations. You are likely to lose your entire investment if we cannot sell games at prices which generate a profit.

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IN THE EVENT OF SPELZON CORP. BEING UNABLE TO PAY THE DEVELOPER, THE INTELLECTUAL PROPERTY MIGHT GET DISCARDED BY THE DEVELOPER, OR EVEN SOLD TO SOMEONE ELSE.

In the agreement between the developer Mr. Gamov and Spelzon Corp, we had not specified the outcome of the intellectual property in case of nonpayment. We believe that in that case, the developer might discard the property or even sell it to another company.

IF WE ARE UNABLE TO COMPLETE THE DEVELOPMENT OF OUR ONLINE GAME WE WILL NOT BE ABLE TO GENERATE REVENUES AND YOU WILL LOSE YOUR INVESTMENT.

We have not completed development of our game and we have no revenues from the sale or use of our game. The success of our proposed business will depend on the completion and the acceptance of our game by the general public. Achieving such acceptance will require significant marketing investment. Our game, once developed and tested, may not be accepted by our players at sufficient levels to support our operations and build our business. If our game is not accepted at sufficient levels, our business will fail.

WE WILL BE DEPENDENT ON THIRD PARTIES TO DEVELOP OUR MOBILE GAME. ANY INCREASE IN THE AMOUNTS WE HAVE TO PAY TO HAVE OUR GAME DEVELOPED OR ANY DELAY OR INTERRUPTION IN PRODUCTION WOULD NEGATIVELY AFFECT BOTH OUR ABILITY TO MAKE A TIMELY INTRODUCTION, GENERATE REVENUES AND OUR RESULTS OF OPERATIONS.

We are planning to use third parties to develop our game. We will have less control over third parties because we cannot control their personnel, schedule or resources. It will be more difficult to detect design faults and software errors. Any such fault or error could cause delays in delivering our product or require design modifications delays or defects would likely have a more detrimental impact on our business than if we were a more established company.

BECAUSE WE HAVE NOT YET CREATED A MOBILE GAME, WE FACE A HIGH RISK OF BUSINESS FAILURE.

We were incorporated on March 7, 2014 and to date have not yet created any game. We have not earned any revenues as of the date of this prospectus and have incurred total losses of $1,815 from our incorporation to July 31, 2014.

Accordingly, you cannot evaluate our business, and therefore our future prospects, due to a minimal of operating history. Potential investors should be aware of the difficulties normally encountered by development stage companies and the high rate of failure of such enterprises.

In addition, there is no guarantee that we will be able to expand our business operations. Even if we expand our operations, at present, we do not know precisely when this will occur.

THE NATURE OF OUR BUSINESS EXPOSES US TO POTENTIAL LIABILITY CLAIMS AND CONTRACT DISPUTES WHICH MAY REDUCE OUR PROFITS.

Although we have not been party to any legal claims against us, we may in future be named as a defendant in legal proceedings where parties may make a claim for damages or other remedies with respect to trademarks or other matters. If it is determined that we have liability, we may not be covered by insurance or, if covered, the dollar amount of these liabilities may exceed our policy limits. Any liability not covered by our insurance, in excess of our insurance limits or, if covered by insurance but subject to a high deductible, could result in a significant loss for us, which claims may reduce our profits and cash available for operations.

BECAUSE OUR SOLE OFFICER AND DIRECTOR WILL OWN 54.55% OR MORE OF OUR OUTSTANDING COMMON STOCK, IF ALL THE SHARES BEING OFFERED ARE SOLD, HE WILL MAKE AND CONTROL CORPORATE DECISIONS THAT MAY BE DISADVANTAGEOUS TO MINORITY SHAREHOLDERS.

If maximum offering shares will be sold, Mr. Parrik, our sole officer and director will own 54.55% of the outstanding shares of our common stock. Accordingly, he will have significant influence in determining the outcome of all corporate transactions or other matters, including the election of directors, mergers, consolidations and the sale of all or substantially all of our assets, and also the power to prevent or cause a change in control. The interests of Mr. Parrik may differ from the interests of the other stockholders and may result in corporate decisions that are disadvantageous to other shareholders.

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BECAUSE OUR SOLE OFFICER AND DIRECTOR HAS OUTSIDE BUSINESS ACTIVITIES SIMILAR TO THOSE THAT WILL BE PROVIDED BY SPELZON CORP., THERE IS A POTENTIAL CONFLICT OF INTEREST, INCLUDING THE AMOUNT OF TIME HE IS ABLE TO DEDICATE TO SPELZON CORP. AND ITS BUSINESS.

Our sole officer and director, Mr. Parrik, has been working in the IT field of business and engaged in activities similar to those conducted by us. Potential conflict of interest may arise in future that may cause our business to fail, including conflict of interest in allocating Mr. Parrik’s time to our company as well as additional conflict of interests over determining to who a particular business opportunity should be presented. We do not currently have a right of first refusal pertaining to business opportunities that come to management's attention. While our sole officer and director have verbally agreed, agreement that is not binding or enforceable, to present business opportunities first to us, we have not adopted a policy that expressly prohibits our sole officer and director from having a direct or indirect financial interest in potential future opportunity or from engaging in business activities of the types conducted by us. As a result, in determining to whom particular business opportunities should be presented, our sole officer and director Mr. Parrik may favor his own interests over our interests and those of our shareholders, which could have a material adverse effect on our business and results of operations.

IF WE ARE UNABLE TO ATTRACT ENOUGH PEOPLE TO PURCHASE OUR GAMES, OUR BUSINESS WILL FAIL

Since our revenue comes exclusively from the sale of games, we need to attract enough people to purchase the games in order to cover our costs. If we are unable to market the games properly, we will generate losses and our business to fail.

IF WE ARE UNABLE TO RETAIN KEY PERSONNEL, THEN WE MAY NOT BE ABLE TO IMPLEMENT OUR BUSINESS PLAN

We depend on the services of our sole director, Mr. Parrik, for the future success of our business. The loss of the services of Mr. Parrik could have an adverse effect on our business, financial condition and results of operations.

We do not carry any key personnel life insurance policies on Mr. Parrik and we do not have a contract for his services.

IF WE ARE NOT ABLE TO EFFECTIVELY RESPOND TO COMPETITION, OUR BUSINESS MAY FAIL

There are game developers create different games for mobile users. Some of these competitors have established businesses with substantial following and valuable contacts. We will attempt to compete against these groups by creating a hit game that will be downloaded by many users. We cannot assure you that such a marketing plan will be successful or that competitors will not copy our games.

Our inability to achieve profit and revenue due to competition will have an adverse effect on our business, financial condition and results of operations.

We are going to work in industry which is highly fragmented and competitive and is serving principally by small, owner-operated private companies. There can be no assurance that the Company will not encounter increased competition from existing competitors or new market entrants that may be significantly larger and have greater financial and marketing resources. In addition, to the extent existing or future competitors seek to gain or retain market share by reducing prices, the Company may be required to lower its prices, which may adversely affect operating results.

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SINCE WE ARE A STARTUP COMPANY, WE DO NOT HAVE THE FUNDS TO PATENT OR TRADEMARK OUR GAMES

Once a game launches, many other companies will be able to copy or reproduce the same game. Being a small startup company, we will not be able to stop our competitors from copying us and we will not be able to sue them for trademark infringement.

GENERAL ECONOMIC CONDITIONS

The Company believes that our industry is sensitive to economic and competitive conditions, including national, regional and local slowdowns in construction, commercial, industrial and/or real estate activity. In addition, the Company's operating results may be adversely affected by increases in interest rates that may lead to a decline in economic activity. There can be no assurance that adverse or other economic or competitive conditions will not have a material adverse effect on the Company's operating results and financial condition.

RISKS ASSOCIATED WITH THIS OFFERING

THE REGULATION OF PENNY STOCKS BY SEC AND FINRA MAY DISCOURAGE THE TRADABILITY OF THE COMPANY'S SECURITIES.

The shares being offered are defined as a penny stock under the Securities and Exchange Act of 1934, as amended (the “Exchange Act”), and rules of the Commission. We are subject to a Securities and Exchange Commission rule that imposes special sales practice requirements upon broker-dealers who sell such securities to persons other than established customers or accredited investors. For purposes of the rule, the phrase "accredited investors" means, in general terms, institutions with assets in excess of $5,000,000, or individuals having a net worth in excess of $1,000,000 or having an annual income that exceeds $200,000 (or that, when combined with a spouse's income, exceeds $300,000). For transactions covered by the rule, the broker-dealer must make a special suitability determination of the purchaser and receive the purchaser's written agreement to the transaction prior to the sale. Effectively, this discourages broker-dealers from executing trades in penny stocks. Consequently, the rule will affect the ability of purchasers in this offering to sell their securities in any market that might develop, because it imposes additional regulatory burdens on penny stock transactions.

BECAUSE WE ARE CURRENTLY CONSIDERED A “SHELL COMPANY” WITHIN THE MEANING OR RULE 12B-2 PURSUANT TO THE SECURITIES EXCHANGE ACT OF 1934, THE ABILITY OF HOLDERS OF OUR COMMON STOCK TO SELL THEIR SHARES MAY BE LIMITED BY APPLICABLE REGULATIONS.

We are, currently, considered a “shell company” within the meaning of Rule 12b-2 pursuant to the Securities Exchange Act of 1934 and Rule 405 pursuant to the Securities Act of 1933, in that we currently have nominal operations and nominal assets other than cash. Accordingly, the ability of holders of our common stock to sell their shares may be limited by applicable regulations. As a result of our classification as a “shell company”, our investors are not allowed to rely on the “safe harbor” provisions of Rule 144 promulgated pursuant to the Securities Act of 1933 so as not to be considered underwriters in connection with the sale of our securities until one year from the date that we cease to be a “shell company.”  Additionally, as a result of our classification as a shell company:

●Investors should consider shares of our common stock to be significantly risky and illiquid investments

●We may not register our securities on Form S-8 (an abbreviated form of registration statement)

●Our ability to attract additional funding to sustain our operations may be limited significantly

We can provide no assurance or guarantee that we will cease to be a “shell company” and, accordingly, we can provide no assurance or guarantee that there will be a liquid market for our shares. Accordingly, investors may not be able to sell our shares and lose their investments in the Company.

We are, currently, considered a “shell company” within the meaning of Rule 12b-2 pursuant to the Securities Exchange Act of 1934 and Rule 405 pursuant to the Securities Act of 1933, in that we currently have nominal operations and nominal assets other than cash. Accordingly, the ability of holders of our common stock to sell their shares may be limited by applicable regulations.

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WE ARE SELLING THIS OFFERING WITHOUT AN UNDERWRITER AND MAY BE UNABLE TO SELL ANY SHARES.

This offering is self-underwritten, that is, we are not going to engage the services of an underwriter to sell the shares; we intend to sell our shares through our President Arthur Parrik, who will receive no commissions. He will offer the shares to friends, family members, and business associates. However, there is no guarantee that he will be able to sell any of the shares. Unless he is successful in selling all of the shares and we receive the proceeds from this offering, we may have to seek alternative financing to implement our business plan.

SINCE OUR SOLE OFFICER AND DIRECTOR RESIDES IN SWEDEN, SHAREHOLDERS MAY HAVE DIFFICULTIES ENFORCING THEIR LEGAL RIGHTS UNDER UNITED STATES SECURITIES LAWS

Even though we are a Nevada corporation, our sole officer and director reside is Sweden. His ability to travel to the United States depends on his availability of time, resources, valid and passport. Although it may be difficult to obtain jurisdiction in person, our sole officer and director is still subject to his obligations as an officer and director of a Nevada corporation and the federal securities laws applicable to officers and directors or US entities.

There will be no assurance that the president would be able to attend any event in person on a timely manner or at all.

RULE 144 SALES IN THE FUTURE MAY HAVE A DEPRESSIVE EFFECT ON THE COMPANY'S STOCK PRICE.

All of the outstanding shares of common stock held by the present officers, directors, and affiliate stockholders are "restricted securities" within the meaning of Rule 144 under the Securities Act of 1933, as amended. As restricted shares, these shares may be resold only pursuant to an effective registration statement or under the requirements of Rule 144 or other applicable exemptions from registration under the Act and as required under applicable state securities laws. Officers, directors and affiliates will be able to sell their shares if this Registration Statement becomes effective. Rule 144 provides in essence that a person who is an affiliate or officer or director who has held restricted securities for at least one year, provided that we are timely with our periodic reporting and have ceased being a shell company may, under certain conditions, sell every three months, in brokerage transactions, a number of shares that does not exceed the greater of 1.0% of a company's outstanding common stock. There is no limit on the amount of restricted securities that may be sold by a non-affiliate after the owner has held the restricted securities for a period of six months if the company is a current, reporting company under the 1934 Act. A sale under Rule 144 or under any other exemption from the Act, if available, or pursuant to subsequent registration of shares of common stock of present stockholders, may have a depressive effect upon the price of the common stock in any market that may develop.

UNTIL OUR COMMON STOCK IS REGISTERED UNDER THE EXCHANGE ACT, WE WILL NOT BE A FULLY REPORTING COMPANY.

We are not yet a registered company and will not be so until this S-1 is effective. Until then we will only be subject to the reporting requirements imposed by Section 15(d) of the Exchange Act which state that we will be required to file supplementary and periodic information, documents, and reports as may be required pursuant to section 13 in respect of a security registered pursuant to Section 12. As long as our common stock is not registered under the Exchange Act, we will not be subject to Section 14 of the Exchange Act, which, among other things, prohibits companies that have securities registered under the Exchange Act from soliciting proxies or consents from shareholders without furnishing to shareholders and filing with the SEC a proxy statement and form of proxy complying with the proxy rules. In addition, so long as our common stock is not registered under the Exchange Act, our directors and executive officers and beneficial holders of 10% or more of our outstanding common stock will not be subject to Section 16 of the Exchange Act. Section 16(a) of the Exchange Act requires executive officers and directors, and persons who beneficially own more than 10% of a registered class of equity securities to file with the SEC initial statements of beneficial ownership, reports of changes in ownership and annual reports concerning their ownership of common shares and other equity securities, on Forms 3, 4 and 5 respectively. Such information about our directors, executive officers, and beneficial holders will only be available through this (and any subsequent)

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registration statement, and periodic reports we file thereafter. Furthermore, so long as our common stock is not registered under the Exchange Act, our obligation to file reports under Section 15(d) of the Exchange Act will be automatically suspended if, on the first day of any fiscal year (other than a fiscal year in which a registration statement under the Securities Act has gone effective), we have fewer than 300 shareholders of record. This suspension is automatic and does not require any filing with the SEC. In such an event, we may cease providing periodic reports and current or periodic information, including operational and financial information, may not be available with respect to our results of operations.

DUE TO THE LACK OF A TRADING MARKET FOR OUR SECURITIES, YOU MAY HAVE DIFFICULTY SELLING ANY SHARES YOU PURCHASE IN THIS OFFERING.

We are not registered on any market or public stock exchange. There is presently no demand for our common stock and no public market exists for the shares being offered in this prospectus. We plan to contact a market maker immediately following the completion of the offering and apply to have the shares quoted on the Over-the-Counter Bulletin Board (“OTCBB”). The OTCBB is a regulated quotation service that displays real-time quotes, last sale prices and volume information in over-the-counter securities. The OTCBB is not an issuer listing service, market or exchange. Although the OTCBB does not have any listing requirements per se, to be eligible for quotation on the OTCBB, issuers must remain current in their filings with the SEC or applicable regulatory authority. Market makers are not permitted to begin quotation of a security whose issuer does not meet this filing requirement. Securities already quoted on the OTCBB that become delinquent in their required filings will be removed following a 30 to 60 day grace period if they do not make their required filing during that time. We cannot guarantee that our application will be accepted or approved and our stock listed and quoted for sale. As of the date of this filing, there have been no discussions or understandings between SPELZON CORP. and anyone acting on our behalf, with any market maker regarding participation in a future trading market for our securities. If no market is ever developed for our common stock, it will be difficult for you to sell any shares you purchase in this offering. In such a case, you may find that you are unable to achieve any benefit from your investment or liquidate your shares without considerable delay, if at all. In addition, if we fail to have our common stock quoted on a public trading market, your common stock will not have a quantifiable value and it may be difficult, if not impossible, to ever resell your shares, resulting in an inability to realize any value from your investment.

WE WILL INCUR ONGOING COSTS AND EXPENSES FOR SEC REPORTING AND COMPLIANCE. WITHOUT REVENUE WE MAY NOT BE ABLE TO REMAIN IN COMPLIANCE, MAKING IT DIFFICULT FOR INVESTORS TO SELL THEIR SHARES, IF AT ALL.

We plan to contact a market maker immediately following the close of the offering and apply to have the shares quoted on the OTC Electronic Bulletin Board. To be eligible for quotation, issuers must remain current in their filings with the SEC. In order for us to remain in compliance we will require future revenues to cover the cost of these filings, which could comprise a substantial portion of our available cash resources. If we are unable to generate sufficient revenues to remain in compliance it may be difficult for you to resell any shares you may purchase, if at all.

WE MAY BE EXPOSED TO POTENTIAL RISKS AND SIGNIFICANT EXPENSES RESULTING FROM THE REQUIREMENTS OF SECTION 404 OF THE SARBANES-OXLEY ACT OF 2002.

When our S-1 becomes effective, we will be required, pursuant to Section 404 of the Sarbanes-Oxley Act of 2002, to include in our annual report our assessment of the effectiveness of our internal control over financial reporting We expect to incur significant continuing costs, including accounting fees and staffing costs, in order to maintain compliance with the internal control requirements of the Sarbanes-Oxley Act of 2002.  Development of our business will necessitate ongoing changes to our internal control systems, processes and information systems.  Currently, we have no employees.  We do not intend to develop or manufacture any products, and consequently have no products in development, manufacturing facilities or intellectual property rights.  As we develop our business, obtain regulatory approval, hire employees and consultants and seek to protect our intellectual property rights, our, our current design for internal control over financial reporting will not be sufficient to enable management to determine that our internal controls are effective for any period, or on an ongoing basis.  Accordingly, as we develop our business, such development and growth will necessitate changes to our internal control systems, processes and information systems, all of which will require additional costs and expenses.

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In the future, if we fail to complete the annual Section 404 evaluation in a timely manner, we could be subject to regulatory scrutiny and a loss of public confidence in our internal controls.  In addition, any failure to implement required  new  or  improved  controls,  or  difficulties  encountered  in  their implementation, could harm our operating results or cause us to fail to meet our reporting obligations.

However, as an  "emerging  growth  company,"  as defined  in the JOBS Act,  our independent  registered  public  accounting  firm will not be required to comply with  the   auditor   attestation   requirements   of  Section   404(b)  of  the Sarbanes-Oxley  Act but that  management  will be  required to provide an annual report on our internal control over financial  reporting pursuant to Item 308 of Regulation  S-K in the year  following  our first annual  report  required to be filed  pursuant  to  Section  13(a) or 15(d) of the  Exchange  Act for the prior fiscal year or the date we are no longer an  emerging  growth  company.  At such time, our independent  registered public accounting firm may issue a report that is adverse in the event it is not satisfied with the level at which our controls are documented, designed or operating.

THE COMPANY'S INVESTORS MAY SUFFER FUTURE DILUTION DUE TO ISSUANCES OF SHARES FOR VARIOUS CONSIDERATIONS IN THE FUTURE.

There may be substantial dilution to our shareholders purchasing in future offerings as a result of future decisions of the Board to issue shares without shareholder approval for cash, services, or acquisitions.

FORWARD LOOKING STATEMENTS

This prospectus contains forward-looking statements that involve risk and uncertainties. We use words such as “anticipate”, “believe”, “plan”, “expect”, “future”, “intend”, and similar expressions to identify such forward-looking statements. Investors should be aware that all forward-looking statements contained within this filing are good faith estimates of management as of the date of this filing. Our actual results could differ materially from those anticipated in these forward-looking statements for many reasons, including the risks faced by us as described in the “Risk Factors” section and elsewhere in this prospectus.

USE OF PROCEEDS

Our offering is being made on a self-underwritten basis: no minimum number of shares must be sold in order for the offering to proceed. The offering price per share is $0.02. The following table sets forth the uses of proceeds assuming the sale of 25%, 50%, 75% and 100%, respectively, of the securities offered for sale by the Company. There is no assurance that we will raise the full $91,000 as anticipated.

	$25,000	$50,000	$75,000	$100,000
Legal and professional fees	$9,000	$9,000	$9,000	$9,000
Net proceeds	$16,000	$41,000	$66,000	$91,000
The net proceed will be used:
Office set up + rent	$2,000	$5,000	$10,000	$15,000
Marketing	$7,000	$15,000	$20,000	$30,000
Games development	$5,000	$15,000	$25,000	$30,000
Website development	$2,000	$5,000	$10,000	$10,000
Miscellaneous	$0	$1,000	$1,000	$6,000

Except for fixed costs, the amounts actually spent by us for any specific purpose may vary and will depend on a number of factors. Non-fixed cost, sales and marketing and general and administrative costs may vary depending on the business progress and development efforts, general business conditions and market reception to our services. Accordingly, our management has broad discretion to allocate the net proceeds to non-fixed costs.

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An example of changes to this spending allocation for non-fixed costs include Management deciding to spend less of the allotment on product development and more on sales and marketing. Such changes to spending may occur due to seasonal variations in market demand for our services relative to when the funds are received.

If necessary, Arthur Parrik, our sole officer and director, has verbally agreed to loan the company funds to complete the registration process but we will require full funding to implement our complete business plan. However, this agreement is not binding, nor enforceable.

DETERMINATION OF OFFERING PRICE

The offering price of the shares has been determined arbitrarily by us. It is not based upon an independent assessment of the value of our shares and should not be considered as such. The price does not bear any relationship to our assets, book value, earnings, or other established criteria for valuing a privately held company. In determining the number of shares to be offered and the offering price, we took into consideration our cash on hand and the amount of money we would need to implement our business plan. Accordingly, the offering price should not be considered an indication of the actual value of the securities.

DILUTION

The price of the current offering is fixed at $0.02 per common share. This price is significantly higher than the price paid by our sole director and officer for common equity since the Company’s inception on March 7, 2014. Arthur Parrik, our sole officer and director, paid $0.001 per share for the 6,000,000 common shares.

Assuming completion of the offering, there will be up to 11,000,000 common shares outstanding. The following table illustrates the per common share dilution that may be experienced by investors at various funding levels.

Funding Level

$100,000

$75,000

$50,000

$25,000

Offering price

$0.02

$0.02

$0.02

$0.02

Net tangible book

$0.001

$0.001

$0.001

$0.001

value per common

share before offering

Increase per common

$0.0088

$0.0074

                     $0.0057              $0.0033

share attributable to

investors

Pro forma net tangible

$0.0095

$0.0081

$0.0064                $0.0040

book value per

common share after

offering

Dilution to investors

$0.0105

$0.0119

               $0.0136                $0.0160

Dilution as a

percentage of

offering price

53%

59%

                      68%                     80%

Based on 6,000,000 common shares outstanding as of July 31, 2014 and total stockholder’s equity of $4,285 utilizing audited July 31, 2014 financial statements.

Since inception, the officers, directors, promoters and affiliated persons have paid an aggregate average price of $.001 per common share in comparison to the offering price of $.02 per common share.

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MANAGEMENT’S DISCUSSION AND ANALYSIS OF PLAN OF OPERATION

You should read the following discussion and analysis of our financial condition and results of operations together with our consolidated financial statements and the related notes and other financial information included elsewhere in this prospectus. Some of the information contained in this discussion and analysis or set forth elsewhere in this prospectus, including information with respect to our plans and strategy for our business and related financing, includes forward-looking statements that involve risks and uncertainties. You should review the “Risk Factors” section of this prospectus for a discussion of important factors that could cause actual results to differ materially from the results described in or implied by the forward-looking statements contained in the following discussion and analysis.

PLAN OF OPERATION

To meet our need for cash, we are attempting to raise money from this offering. As of October 10, 2014, we had $2,635.71. We believe, but cannot guarantee, that we will be able to raise enough money through this offering to run our operations. If we are unable to successfully develop and sell our games, we may quickly use up the proceeds from this offering and will need to find alternative sources. At the present time, we have not made any arrangements to raise additional cash, other than through this offering. We will rely on our president's work experience in the IT (Information Technology) industry to attract clients and develop our business. As our business expands, we may hire additional game developers and designers. Below are the main steps and milestones the company plans for this fiscal year, assuming we raise the maximum amount of $91,000.

Our plan of operation for the twelve months following the date of this prospectus is to enter into agreements with more game designers and developers, set up an office and markets the games that we will be able to design.

In the next 12 months, we intend to make a market study on game designs. Once we research the game popularities and find out the reasons behind their success, we should be able to create a new game and market it on social media.

Our president will try to sign agreements with game designers and developers. The specific business milestones that we hope to achieve, if we only raise $25,000, are as follows:

      -  From the 1st to 3th month, we would like our software developer to develop the demo version of our first game. We have budgeted $5,000 from which we have already paid $1,000 in deposit for the developer to begin the work.

   -  From the 4th to 5th month, we would like the website to be completed. We believe that by then, the demo version will be completed and that we will begin marketing the game. The cost of the website will be $2,000 and the marketing expenses will cost approximately $3,000.

   -  From the 6th to 9th month, we plan to set up an office in our sole director’s hometown in Sweden and improve the demo version. The cost to set up the office is approximated at $2,000.  If the initial version of the game will be accomplished by the developer, we believe that we will have to invest more money into marketing the game. We are budgeting $4,000 to be added into the marketing fees.

   -  From the 10th to 12th month, we plan to fix bugs and improve the game by following our client’s advices and feedbacks. The price the fix bugs and improving the game is included in the game developer’s total estimate.

The specific business milestones that we hope to achieve, if we raise $50,000, are as follows:

      -  From the 1st to 3th month, we would like our software developer to develop the demo version of our first game. We have budgeted $15,000 from which we have already paid $1,000 in deposit for the developer to begin the work.

   -  From the 4th to 5th month, we would like the website to be completed. We believe that by then, the demo version will be completed and that we will begin marketing the game. The cost of the website will be $5,000 and the marketing expenses will cost approximately $7,000.

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   -  From the 6th to 9th month, we plan to set up an office and improve the demo version. The cost to set up the office is approximated at $5,000.  If the initial version of the game will be accomplished by the developer, we believe that we will have to invest more money into marketing the game. We are planning on adding a budget of $8,000 for marketing.

   -  From the 10th to 12th month, we plan to fix bugs and improve the game by following our client’s advices and feedbacks. The price the fix bugs and improving the game is included in the game developer’s total estimate. If we do raise $50,000 from sale of shares, we will have a $1,000 budget for miscellaneous expense.

The specific business milestones that we hope to achieve, if we raise $75,000, are as follows:

      -  From the 1st to 3th month, we would like our software developer to develop the demo version of our first game. We have budgeted $25,000 from which we have already paid $1,000 in deposit for the developer to begin the work.

   -  From the 4th to 5th month, we would like the website to be completed. We believe that by then, the demo version will be completed and that we will begin marketing the game. The cost of the website will be $10,000 and the marketing expenses will cost approximately $10,000.

   -  From the 6th to 9th month, we plan to set up an office and improve the demo version. The cost to set up the office is approximated at $10,000.  If the initial version of the game will be accomplished by the developer, we believe that we will have to invest more money into marketing the game. We are planning on adding a budget of $10,000 for marketing.

   -  From the 10th to 12th month, we plan to fix bugs and improve the game by following our client’s advices and feedbacks. The price the fix bugs and improving the game is included in the game developer’s total estimate. If we do raise $75,000 from sale of shares, we will have a $1,000 budget for miscellaneous expense.

The specific business milestones that we hope to achieve, if we raise $91,000, are as follows:

      -  From the 1st to 3th month, we would like our software developer to develop the demo version of our first game. We have budgeted $30,000 from which we have already paid $1,000 in deposit for the developer to begin the work.

   -  From the 4th to 5th month, we would like the website to be completed. We believe that by then, the demo version will be completed and that we will begin marketing the game. The cost of the website will be $10,000 and the marketing expenses will cost approximately $15,000.

   -  From the 6th to 9th month, we plan to set up an office and improve the demo version. The cost to set up the office is approximated at $15,000.  If the initial version of the game will be accomplished by the developer, we believe that we will have to invest more money into marketing the game. We are planning on adding a budget of $15,000 for marketing.

   -  From the 10th to 12th month, we plan to fix bugs and improve the game by following our client’s advices and feedbacks. The price the fix bugs and improving the game is included in the game developer’s total estimate. If we do raise $91,000 from sale of shares, we will have a $6,000 budget for miscellaneous expense.

To help achieve our milestones, we intend to retain the services of a full-time developer in the next six months. If possible, we will retain the services of a full-time designer in the six months thereafter. Because we are a startup company, we doubt our ability to hire a full-time developer or designer and we doubt that such professionals will accept working as independent contractor and get paid when we sell the products. Until now, the only game developer willing to design and create a mobile game is demanding a large down payment for his work.

PROFIT FROM GAMES

To date, we have not developed or sold any games. On July 7, 2014 we have signed a contract with a game developer, Oleg Gamov, who will design our first game.

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The funds we have at the moment may not be sufficient and we cannot guarantee that it will cover the operations for the next twelve months. We have to create and sell mobile games or the business might fail. Even if we market our games, we cannot guarantee that they will be profitable. If we do not sell our games for a profit and we use our cash reserve, we may not be able to continue operations.

As a result, we may need to seek additional funding in the near future. We currently do not have a specific plan to obtain such funding; however, we anticipate that additional funding will be in the form of equity financing from the sale of our common stock.

We may also seek short-term loans from our director. At this time, no arrangements or agreements have been discussed.  We cannot provide investors with any assurance, that we will be able to raise sufficient funding from the sale of our common stock, or through a loan from our director, to meet our obligations over the next twelve months. We do not have any arrangements in place for any future equity financing.

In addition, during the next 12 months, we anticipate on spending $9,000 on administrative fees, including fees payable for the filing of this registration statement and complying with reporting obligations.

If we are unable to generate sufficient revenue, we may need to raise additional funds to cover our budgeted expenses in the next twelve months. If we issue additional equity securities to raise funds, the ownership percentage of our existing security holder would be reduced. New investors may demand rights, preferences or privileges senior to those of existing holders of our common stock. Debt incurred by us would be senior to equity in the ability of debt holders to make claims on our assets. The terms of any debt issued could impose restrictions on our operations. If adequate funds are not available to satisfy either short or long-term capital requirements, our operations and liquidity could be materially adversely affected and we could be forced to cease operations. At the present time, we have not received any confirmation from any party of their willingness to loan or invest funds in the company, but will seek funding advances from our officer and director, or from sale of our common stock.

COMPLETE OUR PUBLIC OFFERING

We expect to complete our public offering within 180 days after the effectiveness of our registration statement by the Securities and Exchange Commissions, but it may take up to one year. We intend to concentrate our efforts on raising capital during this period. Our operations will be limited due to the limited amount of funds on hand.

OFF-BALANCE SHEET ARRANGEMENTS

We have no off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources.

LIMITED OPERATING HISTORY

There is no historical financial information about us upon which to base an evaluation of our performance. We are in start-up stage operations and have not generated any revenues. We cannot guarantee we will be successful in our business operations. Our business is subject to risks inherent in the establishment of a new business enterprise, including limited capital resources and possible cost overruns due to price and cost increases in services and products.

RESULT OF OPERATIONS

We did not earn any revenue during the period from our inception on March 7, 2014 to July 31, 2014. We do not anticipate earning significant revenues until we launch our first game and begin selling it.

We incurred operating expenses in the amount of $1,815 for the period from our inception on March 7, 2014 to July 31, 2014. These operating expenses were mostly comprised of incorporation fees recorded at $738, and $1,000 of down payment for the development of the first game.

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We have not attained profitable operations and are dependent upon obtaining financing to complete our proposed business plan. For these reasons our auditors believe that there is substantial doubt that we will be able to continue as a going concern.

 LIQUIDITY AND CAPITAL RESOURCES

As of July 31, 2014, the Company had $4,923 cash and $738 of liabilities.

Since inception, we have sold 6,000,000 shares of common stock in one offer and sale, which was to our sole officer and director, at a price of $0.001 per share, for aggregate proceeds of $6,000.

To meet a small part of our need for cash, we are attempting to raise money from this offering. We cannot guarantee that we will be able to sell all the shares required. If we are successful, any money raised will be applied to the items set forth in the Use of Proceeds section of this prospectus. We will attempt to raise the necessary funds to proceed with all phases of our plan of operation. The sources of funding we may consider to fund this work include a public offering, a private placement of our securities or loans from our director or others.

We are highly dependent upon the success of the private offerings of equity or debt securities, as described herein. Therefore, the failure thereof would result in the need to seek capital from other resources such as taking loans, which would likely not even be possible for the Company. However, if such financing were available, because we are a development stage company with no operations to date, we would likely have to pay additional costs associated with high risk loans and be subject to an above market interest rate. At such time these funds are required, management would evaluate the terms of such debt financing. If the Company cannot raise additional proceeds via a private placement of its equity or debt securities, or secure a loan, the Company would be required to cease business operations. As a result, investors would lose all of their investment.

Our auditors have issued a “going concern” opinion, meaning that there is substantial doubt if we can continue as an on-going business for the next twelve months unless we obtain additional capital. No substantial revenues are anticipated until we have completed the financing from this offering and implemented our plan of operations. Our only source for cash at this time is investments by others in this offering. We must raise cash to implement our strategy and stay in business. The amount of the offering will likely allow us to operate for at least one year and have the capital resources required to cover the material costs with becoming a publicly reporting. The company anticipates over the next 12 months the cost of being a reporting public company will be approximately $9,000.

Should the Company fail to sell less than all its shares under this offering, the Company would be forced to scale back or abort completely the implementation of its 12-month plan of operation.

SIGNIFICANT ACCOUNTING POLICIES

Our financial statements have been prepared in accordance with generally accepted accounting principles in the United-States. Because a precise determination of many assets and liabilities is dependent upon future events, the preparation of financial statements for a period necessarily involves the use of estimates which have been made using careful judgment. The financial statements have, in our opinion, been properly prepared within reasonable limits of materiality and within the framework of the significant accounting policies summarized below:

BASIS OF PRESENTATION

The Company reports revenues and expenses use the accrual method of accounting for financial and tax reporting purposes. The accounting and reporting policies of the Company conform to U.S. generally accepted accounting principles (US GAAP) applicable to development stage companies

USE OF ESTIMATES

Management uses estimates and assumption in preparing these financial statements in accordance with generally accepted accounting principles. Those estimates and assumptions affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities, and the reported revenues and expenses.

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DEPRECIATION, AMORTIZATION AND CAPITALIZATION

The Company records depreciation and amortization, when appropriate, using both straight-line and declining balance methods over the estimated useful life of the assets (five to seven years). Expenditures for maintenance and repairs are charged to expense as incurred. Additions, major renewals and replacements that increase the property’s useful life are capitalized. Property sold or retired, together with the related accumulated depreciation is removed from the appropriated accounts and the resultant gain or loss is included in net income.

INCOME TAXES

The Company accounts for income taxes under ASC 740 "INCOME TAXES" which codified SFAS 109, "ACCOUNTING FOR INCOME TAXES" and FIN 48 "ACCOUNTING FOR UNCERTAINTY IN INCOME TAXES - AN INTERPRETATION OF FASB STATEMENT NO. 109."Under the asset and liability method of ASC 740, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statements carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. Under ASC 740, the effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period the enactment occurs. A valuation allowance is provided for certain deferred tax assets if it is more likely than not that the Company will not realize tax assets through future operations.

FAIR VALUE OF FINANCIAL INSTRUMENTS

Financial Accounting Standards statements No. 107, “Disclosures about Fair Value of Financial Instruments”, requires the Company to disclose, when reasonably attainable, the fair market values of its assets and liabilities which are deemed to be financial instruments. The Company’s financial instruments consist primarily of cash.

PER SHARE INFORMATION

The Company computes per share information by dividing the net loss for the period presented by the weighted average number of shares outstanding during such period.

BUSINESS OVERVIEW

GENERAL

We were incorporated in the State of Nevada on March 7, 2014. We are a development stage company which was organized to engage in the business of developing and selling mobile games. To date, we have not yet generated any revenue.  To generate revenue, we will need to develop mobile games and sell them.

Our first game application is in progress. Our director and our game designer are in the process of developing the demo version. At this time, Mr. Gamov is our sole software developer. He is a self-employed IT service provider, software and mobile app developer out of Quebec, Canada. The game is intended to be used by all mobile and tablet users between the ages of 5 and 75. The game should be highly addictive and the levels will become harder to achieve. Each time a user is playing, he will be earning “coins”. However, he will need a considerable amount of coins to purchase “tools”. The user can play many games to collect coins or purchase a large amount of coins to be able to use the tools each time he plays. The coin system will be introduced in the updated version. The demo version will be used as a test to collect feedback from customers. The initial game application will be an android and an iPhone application. The developer verbally agreed that he will start by creating the game on the android platform and then he will make the simple conversion onto the IOS platform. For that reason, the application development agreement only refers to the final iPhone/IOS application.  The first version will be free but we plan on charging for the upgrades, if the game increases in popularity

Being a programmer himself, our president was involved in game and software developments. During his career, he developed valuable contacts in the IT field. Mr. Arthur’s experience and contacts will be highly valuable to our company, and we intent to take advantage of his experience. Our business strategy is to develop a hit game and market it as soon as possible.

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REVENUE MODEL

Other than the sale of our application, we are planning on using other marketing strategies to generate more income. For example, we could sell ad spaces on the application and charge by “pay per click” system. We would also try to sell “game coins” that will help the user purchase special “help tools” to help him achieve higher scores.

AGREEMENT WITH THE DEVELOPER

Generally developers require a large retainer to perform contract work for smaller companies. We have negotiated a contract with a developer by paying $1,000 retainer.

The following are some of the terms found in our contract with Mr. Gamov:

-

RESPONSIBILITIES

 (a)                Of the Developer. The Developer agrees to do each of the following:

Create the Application System as detailed in Exhibit A to this Agreement, and extend its best efforts to ensure that the design and functionality of the Application System meets the Company’s specifications.

 Devote as much productive time, energy, and ability to the performance of its duties hereunder as may be necessary to provide the required Services in a timely and productive manner and to the timeframe specified in Exhibit A.

 Perform the Services in a workmanlike manner and with professional diligence and skill, as a fully-trained, skilled, competent, and experienced personnel.

On completion of the Application System, assist the Company in installation of the Application System to its final location, which assistance will include helping the Company with its upload of the finished files to the Company’s selected Web-hosting company and submitting for approval on the Apple Store.

Provide all files and code to the Company.

Provide Services and an Application System that are satisfactory and acceptable to the Company and substantially free of defects.

Communicate with the Company regarding progress it has made with respect to the milestones listed in Exhibit A in performing the Services upon an agreeable time each week.

 (b)               Of the Company. The Company agrees to do each of the following:

Engage the Developer as the creator of its Application System as further detailed in Exhibit A to this Agreement.

Provide all assistance and cooperation to the Developer in order to complete the Application System timely and efficiently.

Provide initial information, and supply all content for the Application System.

-

SUPPORT PERIOD

The Developer agrees to provide continued support for the Application System for 90 days after the iPhone application is successfully approved on the Apple Store (the “Support Period”). The Support Period shall refer to any bugs or issues relating to the features specified in Exhibit A, and not to create new functionality for the Application System. This support will be provided to the Company at no additional cost.

-

CONFIDENTIAL INFORMATION.

The Developer agrees, during the Term and thereafter, to hold in strictest confidence, and not to use, except for the benefit of the Company, or to disclose to any person, firm, or corporation without the prior written authorization of the Company, any Confidential Information of the Company. “Confidential Information” means any of the Company’s proprietary information, technical data, trade secrets, or know-how, including, but not limited to, business plans, research, product plans, products, services, customer lists, markets, software, developments, inventions, processes, formulas, technology, designs, drawings, engineering, hardware configuration information, marketing, finances, or other business information disclosed to the Developer by the Company either directly or indirectly.

-

FEES AND PAYMENT SCHEDULE

The Company agrees to pay the Developer $1,000 on the day of the signature of this contract.

The Company agrees to pay the Developer the sum of $1,000 at the completion of the demo version of the game

The Company agrees to pay the Developer $5,000 at the end of the Support Period

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GOVERNMENT REGULATIONS

We do not believe that government regulation will have a material impact on the way we conduct our business. Our sole director will conduct operations directly. Mr. Parrik will inquire about the Swedish laws and regulations, if the game or business becomes successful and we decide to conduct business under an entity formed under Swedish regulation. The offering proceeds will be held within U.S.

EMPLOYEES

We are a development stage company and we have no employees as of the date of this prospectus, other than our sole officer and director. If our officer and director should resign or die, we will not have a chief executive officer. This could result in our operations suspending until we find another CEO or our investors might lose their money. Since we do not possess a personal life insurance on our existing CEO and we do not have a contract for his services, the investors will have a great chance of losing their investment in the event of us losing our CEO.

RESEARCH AND DEVELOPMENT EXPENDITURES

We have not incurred any other research or development expenditures since our incorporation.

SUBSIDIARIES

We do not have any subsidiaries.

PATENTS AND TRADEMARKS

We do not own, either legally or beneficially, any patents or trademarks. In the event of Spelzon Corp. being unable to pay the developer’s fees, the intellectual property remains Mr. Gamov’s property until he receives full payment.

SHARE OF MARKET

Our expected share of the market is difficult to determine given that there are several application development companies who have been in the business for many years and that are spending considerable amount of marketing money as well as research and development money.

In order to start generating money, we know that we need to come up with additional funding. If we fail at finding the funds, our objectives will be delayed and our operations will follow suit. We do not have any financing at this point and it is crucial for our business to find the resources as soon as possible. Many factors influence our ability to find financing. Supply and demand, finding investors and commencing operations are some examples to be able to earn revenues.

We believe that the most likely source of our funds in a timely manner will be through the sale of additional shares of common stock. The likelihood of finding an investor or receiving advances from our director is close to nil. Since we have not generated profit to date, we cannot guarantee that the business will be profitable in the future. If we cannot generate sufficient revenues to operate profitably in a timely manner, we may have to cease operations. In the future, our ability to obtain cash flow and gain profit depends on our customers. Failure to generate revenues will obligate us to suspend or cease operations.

Since we have one officer and director, he may not have enough time to devote to the business. He did agree, in a non binding or enforceable verbal agreement, to spend approximately 10 hours per week, at the beginning, to help create and design the game, along with the developer. However, he will not invest more time until our operations expand. For that reason, the chances of our business to fail will be high if we do not succeed in finding the funds and commence the operations. Since he will be working sporadically on the business, operations may get interrupted or even suspended which will result in a lack of funds in a quick fashion and hence a possible cessation of operations.

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At this time, we cannot guarantee our investors that we will obtain financing. If we do not raise financing to meet our obligations, we will be delayed and may have to abandon the operations. Also, because our director will own the majority of the shares, he will be able to control corporate decisions that may be disadvantageous to the other shareholders. Accordingly, he will have a significant influence on the operations, transactions and assets of the business. He will also have the power to prevent or cause a change of control. The interests of our director may differ from the interests of the other stockholders and thus result in corporate decisions that are disadvantageous to other shareholders.

Other than the financing, our business is subject to currency exchange fluctuation. We will put our prices in US dollars but our clients may be located in several other countries. If we are unable to successfully protect ourselves against currency fluctuations, our profits will also fluctuate and we could incur loses even if our business is doing fine.

THE WEBSITE

Until now, we have purchased a domain name: www.spelzoncorp.com. Our website is currently under construction. It will operate as follows: The potential customer will be able to see our future game. We will post information on the age group we are aiming for, the goal of the games and how to purchase coins that will help you achieve the next stage of the game. We will also have a page where our clients will have their high scores available for the rest of the public to see and compete against.

FEDERAL SECURITIES LAW

While we are incorporated in the State of Nevada, our place of business and director are foreigners. Consequently, it may be difficult for U.S. investors to affect service of process on our director in the United States and to enforce judgment obtained in U.S. courts against him, based on the civil liability provisions of the United States securities laws. Since all our assets will be located outside the U.S., it may be impossible to collect or enforce a judgment against us or our director.

COMPETITION

There are thousands of game developers of different popularity who compete directly with us. Some of these competitors have established businesses with substantial following and valuable contacts. We will attempt to compete against these groups by a hit game. We cannot assure you that such a marketing plan will be successful or that competitors will not copy our game.

Our inability to achieve profit and revenue due to competition will have an adverse effect on our business, financial condition and results of operations.

PUBLIC COMPANY

As of now, we do not trade on the Over-The-Counter Bulletin Board. Once we start trading, the value of our investors’ investment could decrease due to the volatility associated with Bulletin Board. Other factors might decrease the value of the stock such as: failure to obtain our operating budget and profit, decline in demand for our common stock, general economic trends, etc.

For our business plan to succeed, we must raise additional capital. If we do not find another way to receive funding, we will have to sell shares of common stock. If we do so, we might affect the value of the shares.

As for cash dividends, we have never paid any on our common stock, and we do not expect to pay any, at any time in the future. Hence, a return on investment will depend solely on an increase of our common stock on the market.

Finally, we must say that we do not have any experience as a public company. We have never operated a public company and we have never dealt with all the rules and regulations required from such a company. For that reason, if we do not operate successfully as a public company, the investors might lose all the investments with us.

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DIRECTORS, EXECUTIVE OFFICERS, PROMOTER AND CONTROL PERSONS

The following table sets forth as of July 31, 2014, the names, positions and ages of our current executive officers and directors

Name and Address of Executive Officer and/or Director	Age	Position

Arthur Parrik Bjorksundsslingan 29 nb Stockholm, Sweden, 12431	27	President, Secretary, Treasurer and Director

The following is a brief description of the business experience of our executive officers, director and significant employees:

Arthur Parrik has acted as our President, Secretary, Treasurer and sole Director since our incorporation on March 7, 2014. Mr. Parrik devotes about 30% of his business time to planning and creating a game app for Spelzon Corp. From 2003 to 2008, Mr. Parrik studied information technology at the INIT College, in Sweden. Mr. Parrik was self-employed Unix and Linux software developer working for independent projects for New System Technologies from 2008 to 2011. From 2011 till 2014 he was stock trading and researching, testing mobile games.

CONFLICTS OF INTEREST

We do not have any procedures in place to address conflicts of interest that may arise between our business and our director’s other business activities.

Our president will be devoting approximately 30% of his business time to our operations. Once we expand operations, and are able to attract more clients to download our games, Arthur Parrik has agreed to commit more time as required. But the agreement is not binding or enforceable. Because Arthur Parrik will only be devoting limited time to our operations, our operations may be sporadic and occur at times which are convenient to him. As a result, operations may be periodically interrupted or suspended which could result in a lack of revenues and a cessation of operations.

TERM OF OFFICE

Each of our directors is appointed to hold office until the next annual meeting of our stockholders or until his respective successor is elected and qualified, or until he resigns or is removed in accordance with the provisions of the Nevada Revised Statues. Our officers are appointed by our Board of Directors and hold office until removed by the Board or until their resignation.

DIRECTOR INDEPENDENCE

Our board of directors is currently composed of one member, Arthur Parrik, who does not qualify as an independent director in accordance with the published listing requirements of the NASDAQ Global Market. The NASDAQ independence definition includes a series of objective tests, such as that the director is not, and has not been for at least three years, one of our employees and that neither the director, nor any of his family members has engaged in various types of business dealings with us. In addition, our board of directors has not made a subjective determination as to each director that no relationships exists which, in the opinion of our board of directors, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director, though such subjective determination is required by the NASDAQ rules. Had our board of directors made these determinations, our board of directors would have reviewed and discussed information provided by the directors and us with regard to each director’s business and personal activities and relationships as they may relate to us and our management.

COMMITTEES OF THE BOARD OF DIRECTORS

Page | 23

Our Board of Directors has no committees. We do not have a standing nominating, compensation or audit committee.

SIGNIFICANT EMPLOYEES

We have no employees. Our sole officer and director, Arthur Parrik, currently devotes approximately fifteen hours per week to company matters. After receiving funding pursuant to our business plan, Mr. Parrik intends to devote as much time as the Board of Directors deems necessary to manage the affairs of the company.

EXECUTIVE COMPENSATION

MANAGEMENT COMPENSATION

The following tables set forth certain information about compensation paid, earned or accrued for services by our President, and Secretary and all other executive officers (collectively, the “Named Executive Officers”) from inception on March 7, 2014 until July 31, 2014:

Summary Compensation Table

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation ($)	All Other Compensation ($)	Total ($)

Arthur Parrik, President, Treasurer and Secretary	March 7, 2014, to July 31, 2014	-0-	-0-	-0-	-0-	-0-	-0-	-0-	-0-

There are no current employment agreements between the company and its officers.

Mr. Parrik currently devotes approximately fifteen hours per week to manage the affairs of the Company. He has agreed to work with no remuneration until such time as the company receives sufficient revenues necessary to provide management salaries. At this time, we cannot accurately estimate when sufficient revenues will occur to implement this compensation, or what the amount of the compensation will be. However, this agreement, as well as all the other verbal agreement made between Mr. Parrik and Spelzon corp., are not biding or enforceable and are at the discretion of Mr. Parrik.

No retirement, pension, profit sharing, stock option or insurance programs or other similar programs have been adopted by us for the benefit of our officer or director or employees.

Director Compensation

The following table sets forth director compensation as of July 31, 2014:

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)

Arthur Parrik	-0-	-0-	-0-	-0-	-0-	-0-	-0-

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Page | 24

Arthur Parrik will not be paid for any underwriting services that he performs on our behalf with respect to this offering.

On April 1, 2014, we issued a total of 6,000,000 shares of restricted common stock to Arthur Parrik, our sole officer and director, in consideration of $6,000.

Mr. Parrik will not be repaid from the proceeds of this offering. There is no due date for the repayment of the funds advanced by Mr. Parrik. Mr. Parrik will be repaid from revenues of operations if and when we generate revenues to pay the obligation. There is no assurance that we will ever generate revenues from our operations.  Mr. Parrik lent $638 to incorporate the Company.  The obligation to Mr. Parrik does not bear interest. There is no written agreement evidencing the advancement of funds by Mr. Parrik or the repayment of the funds to Mr. Parrik. The entire transaction was oral.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information concerning the number of shares of our common stock owned beneficially as of July 31, 2014 by: (i) each person (including any group) known to us to own more than five percent (5%) of any class of our voting securities, (ii) our director, and or (iii) our officer. Unless otherwise indicated, the stockholder listed possesses sole voting and investment power with respect to the shares shown.

Title of Class	Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percentage

Common Stock	Arthur Parrik Bjorksundsslingan 29 Nb, Stockholm, Sweden, 12431	6,000,000 shares of common stock (direct)	100%

(1) A beneficial owner of a security includes any person who, directly or indirectly, through any contract, arrangement, understanding, relationship, or otherwise has or shares: (i) voting power, which includes the power to vote, or to direct the voting of shares; and (ii) investment power, which includes the power to dispose or direct the disposition of shares. Certain shares may be deemed to be beneficially owned by more than one person (if, for example, persons share the power to vote or the power to dispose of the shares). In addition, shares are deemed to be beneficially owned by a person if the person has the right to acquire the shares (for example, upon exercise of an option) within 60 days of the date as of which the information is provided. In computing the percentage ownership of any person, the amount of shares outstanding is deemed to include the amount of shares beneficially owned by such person (and only such person) by reason of these acquisition rights. As a result, the percentage of outstanding shares of any person as shown in this table does not necessarily reflect the person’s actual ownership or voting power with respect to the number of shares of common stock actually outstanding on July 31, 2014. As of July 31, 2014, there were 6,000,000 shares of our common stock issued and outstanding.

PLAN OF DISTRIBUTION

SPELZON CORP. has 6,000,000 shares of common stock issued and outstanding as of the date of this prospectus. The Company is registering an additional of 5,000,000 shares of its common stock for sale at the price of $0.02 per share. There is no arrangement to address the possible effect of the offering on the price of the stock.

Company director, Mr. Parrik, will deliver prospectuses to these individuals and to others who he believes might have interest in purchasing part of this offering. In order to buy shares you must complete and execute the subscription agreement and return it to the Company Address: Bjorksundsslingan 29 Nb, Stockholm, Sweden, 12431. We have the right to accept or reject subscriptions in whole or in part, for any reason or for no reason. All monies from rejected subscriptions will be returned immediately to the subscriber, without interest or deductions. Subscriptions for securities will be accepted or rejected within 48 hours after we receive them.

Page | 25

In connection with the Company’s selling efforts in the offering, Arthur Parrik will not register as a broker-dealer pursuant to Section 15 of the Exchange Act, but rather will rely upon the “safe harbor” provisions of SEC Rule 3a4-1, promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Generally speaking, Rule 3a4-1 provides an exemption from the broker-dealer registration requirements of the Exchange Act for persons associated with an issuer that participate in an offering of the issuer’s securities. Mr. Parrik is not subject to any statutory disqualification, as that term is defined in Section 3(a)(39) of the Exchange Act. Mr. Parrik will not be compensated in connection with his participation in the offering by the payment of commissions or other remuneration based either directly or indirectly on transactions in our securities.

Mr. Arthur Parrik is not, nor has he been within the past 12 months, a broker or dealer, and he is not, nor has he been within the past 12 months, an associated person of a broker or dealer. At the end of the offering, Mr. Parrik will continue to primarily perform substantial duties for the Company or on its behalf otherwise than in connection with transactions in securities. Mr. Parrik will not participate in selling an offering of securities for any issuer more than once every 12 months other than in reliance on Exchange Act Rule 3a4-1(a)(4)(i) or (iii).

SPELZON CORP. will receive all proceeds from the sale of the 5,000,000 shares being offered. The price per share is fixed at $0.02 for the duration of this offering. Although our common stock is not listed on a public exchange or quoted over-the-counter, we intend to seek to have our shares of common stock quoted on the Over-the Counter Bulletin Board. In order to be quoted on the OTC Bulletin Board, a market maker must file an application on our behalf in order to make a market for our common stock. There can be no assurance that a market maker will agree, or not, to file the necessary documents with FINRA, nor can there be any assurance that such an application for quotation will be approved. However, sales by the Company must be made at the fixed price of $0.02 until a market develops for the stock.

The Company will not offer its shares for sale through underwriters, dealers, agents or anyone who may receive compensation in the form of underwriting discounts, concessions or commissions from the Company and/or the purchasers of the shares for whom they may act as agents. The shares of common stock sold by the Company may be occasionally sold in one or more transactions; all shares sold under this prospectus will be sold at a fixed price of $0.02 per share.

STATE SECURITIES - BLUE SKY LAWS

There is no established public market for our common stock, and there can be no assurance that any market will develop in the foreseeable future. Transfer of our common stock may also be restricted under the securities or securities regulations laws promulgated by various states and foreign jurisdictions, commonly referred to as "Blue Sky" laws. Absent compliance with such individual state laws, our common stock may not be traded in such jurisdictions. Because the securities registered hereunder have not been registered for resale under the blue sky laws of any state, the holders of such shares and persons who desire to purchase them in any trading market that might develop in the future, should be aware that there may be significant state blue-sky law restrictions upon the ability of investors to sell the securities and of purchasers to purchase the securities. Accordingly, investors may not be able to liquidate their investments and should be prepared to hold the common stock for an indefinite period of time.

In order to comply with the applicable securities laws of certain states, the securities will be offered or sold in those only if they have been registered or qualified for sale; an exemption from such registration or if qualification requirement is available and with which SPELZON CORP. has complied.

In addition and without limiting the foregoing, the Company will be subject to applicable provisions, rules and regulations under the Exchange Act with regard to security transactions during the period of time when this Registration Statement is effective.

DESCRIPTION OF SECURITIES

GENERAL

Page | 26

Our authorized capital stock consists of 75,000,000 shares of common stock, par value $0.001 per share. Our Articles of Incorporation do not authorize us to issue any preferred stock. As of July 31, 2014, there were 6,000,000 shares of our common stock issued and outstanding that was held by one registered stockholder of record, and no shares of preferred stock issued and outstanding.

COMMON STOCK

The following is a summary of the material rights and restrictions associated with our common stock.

The holders of our common stock currently have (i) equal ratable rights to dividends from funds legally available therefore, when, as and if declared by the Board of Directors of the Company; (ii) are entitled to share ratably in all of the assets of the Company available for distribution to holders of common stock upon liquidation, dissolution or winding up of the affairs of the Company (iii) do not have preemptive, subscription or conversion rights and there are no redemption or sinking fund provisions or rights applicable thereto; and (iv) are entitled to one non-cumulative vote per share on all matters on which stock holders may vote. All shares of common stock now outstanding are fully paid for and non-assessable and all shares of common stock which are the subject of this offering, when issued, will be fully paid for and non-assessable. Please refer to the Company’s Articles of Incorporation, Bylaws and the applicable statutes of the State of Nevada for a more complete description of the rights and liabilities of holders of the Company’s securities.

ANTI-TAKEOVER LAW

Currently, we have no Nevada shareholders and since this offering will not be made in the State of Nevada, no shares will be sold to its residents. Further, we do not do business in Nevada directly or through an affiliate corporation and we do not intend to do so. Accordingly, there are no anti-takeover provisions that have the affect of delaying or preventing a change in our control.

DIVIDEND POLICY

We have never declared or paid any cash dividends on our common stock. We currently intend to retain future earnings, if any, to finance the expansion of our business. As a result, we do not anticipate paying any cash dividends in the foreseeable future.

INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Our Articles of Incorporation provide that we will indemnify an officer, director, or former officer or director, to the full extent permitted by law. We have been advised that, in the opinion of the SEC, indemnification for liabilities arising under the Securities Act is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment of expenses incurred or paid by a director, officer or controlling person in the successful defense of any action, suit or proceeding) is asserted by one of our director, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of our legal counsel the matter has been settled by controlling precedent, submit the question of whether such indemnification is against public policy to a court of appropriate jurisdiction. We will then be governed by the court’s decision.

LEGAL MATTERS

No expert or counsel named in this prospectus as having prepared or certified any part of this prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock was employed on a contingency basis, or had, or is to receive, in connection with the offering, a substantial interest, direct or indirect, in our company or any of its parents or subsidiaries. Nor was any such person connected with our company or any of its parents or subsidiaries as a promoter, managing or principal underwriter, voting trustee, director, officer, or employee.

INTERESTS OF NAMED EXPERTS AND COUNSEL

Page | 27

No "expert" or "counsel" as defined by Item 509 of Regulation S-K promulgated pursuant to the Securities Act, whose services were used in the preparation of this Form S-1, was hired on a contingent basis or will receive a direct or indirect interest in the Company, nor was any of them a promoter, underwriter, voting trustee, director, officer or employee of the Company.

Both Legal Counsel and Experts have no interest in this registration statement other than normal legal and accounting fees.

EXPERTS

Frederick C. Bauman of Bauman & Associates Law Firm have rendered an opinion with respect to the validity of the shares of common stock covered by this prospectus.

David L. Hillary, Jr., CPA, CITP, MBA, our independent registered public accountant, has audited our financial statements included in this prospectus and registration statement to the extent and for the periods set forth in their audit report. David L. Hillary, Jr., CPA, has presented its report with respect to our audited financial statements.

AVAILABLE INFORMATION

We have not previously been required to comply with the reporting requirements of the Securities Exchange Act. We have filed with the SEC a registration statement on Form S-1 to register the securities offered by this prospectus. For future information about us and the securities offered under this prospectus, you may refer to the registration statement and to the exhibits filed as a part of the registration statement. In addition, after the effective date of this prospectus, we will be required to file annual, quarterly and current reports, or other information with the SEC as provided by the Securities Exchange Act. You may read and copy any reports, statements or other information we file at the SEC’s public reference facility maintained by the SEC at 100 F Street, N.E., Washington, D.C. 20549. You can request copies of these documents, upon payment of a duplicating fee, by writing to the SEC. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference room. Our SEC filings are also available to the public through the SEC Internet site at www.sec.gov.

FINANCIAL STATEMENTS

The financial statements of SPELZON CORP. for the period ended July 31, 2014, and related notes, included in this prospectus have been audited by, and have been so included in reliance upon the opinion of such accountants given upon their authority as an expert in auditing and accounting.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON

ACCOUNTING AND FINANCIAL DISCLOSURE

We have had no changes in or disagreements with our independent registered public accountant.

Page | 28

SPELZON CORP.

Page | 29

Report of Independent Registered Public Accountant

To the Board of Directors and Shareholders Spelzon Corp.

Bjorksundsslingan 29 Nb

Stockholm, Sweden 12431

We have audited the accompanying balance sheet of Spelzon Corp. (a Nevada corporation)  as of July 31, 2014 and the related statements of operations, stockholders' equity, and cash from March 7, 2014 (inception) to July 31, 2014. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 10 to the financial statements, the Company’s significant operating losses raise substantial doubt about its ability to continue as a going concern. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the company as of July 31, 2014, and the results of operations and cash flows of the Company from March 7, 2014 (inception) to July 31, 2014. The balance sheet, results of its operations and its cash flows are in conformity with U.S. generally accepted accounting principles.

David L. Hillary, Jr., CPA, CITP Noblesville, Indiana

December 18, 2014

5797 East 169th Street, Suite 100 Noblesville, IN 46062   317‐222‐1416 www.HillaryCPAgroup.com

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SPELZON CORP.

(A DEVELOPMENT STAGE COMPANY)

BALANCE SHEET

ASSETS	July 31, 2014 (Audited)
Current Assets
Cash	$ 4,923
Total Assets	$ 4,923

LIABILITIES AND STOCKHOLDERS’ EQUITY

LIABILITIES Current Liabilities: Loan Payable – Related Party	$ 638
Total Liabilities	$ 638

STOCKHOLDERS’ EQUITY
Common stock, par value $0.001; 75,000,000 shares authorized, 6,000,000 shares issued and outstanding at July 31, 2014	6,000
Profit (loss) accumulated during the development stage	(1,715)
Total Stockholders’ Equity	4,285

Total Liabilities and Stockholders’ Equity	$ 4,923

The accompanying notes are an integral part of these financial statements

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SPELZON CORP.

(A DEVELOPMENT STAGE COMPANY)

STATEMENT OF OPERATIONS

(Audited)

For the period from March 7, 2014 (Inception) to July 31, 2014

REVENUES Sales	$ -
Total Income	$ -
Cost of Goods Sold	$ -
Total Cost of Goods Sold	$ -
Gross Profit	$ -

OPERATING EXPENSES
Professional Fees	$ 638
Other Expenses	$ 1,077
Total operating expenses	$ 1,715

Net loss from operations	$ (1,715)

Net loss	$ (1,715)

Net gain (loss) per share: basic and diluted	$ (0.003)

Weighted average number of shares outstanding: Basic and diluted	6,000,000

The accompanying notes are an integral part of these financial statements.

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SPELZON CORP.

 (A DEVELOPMENT STAGE COMPANY)

STATEMENT OF STOCKHOLDERS’ EQUITY     (Audited)

FOR THE PERIOD FROM MARCH 7, 2014 (INCEPTION) TO JULY 31, 2014

	Common Stock		Additional Paid-in	Deficit Accumulated during the Development	Total Stockholders’
	Shares	Amount	Capital	Stage	Equity

Inception, March 7, 2014	-	$ -	$ -	$ -	$ -

Shares issued for cash at $0.001 per share on April 1, 2014	6,000,000	6,000	-	-	6,000
Net loss for the year ended July 31, 2014	-	-	-	(1,715)	(1,715)

Balance, July 31, 2014	6,000,000	$ 6,000	$ 0	$ (1,715)	$ 4,285

The accompanying notes are an integral part of these financial statements.

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SPELZON CORP.

(A DEVELOPMENT STAGE COMPANY)

STATEMENT OF CASH FLOWS

(Audited)

For the period from March 7, 2014 (Inception) to JULY 31, 2014
OPERATING ACTIVITIES:
Net profit	$ (1,715)
Adjustments to reconcile net loss to net cash provided by operating
Activities:	$ -
NET CASH FLOWS PROVIDED IN OPERATING ACTIVITIES	$ (1,715)

FINANCING ACTIVITIES:
Proceeds from sale of common stock	$ 6,000
Due to related party - Loans from director	$ 638
NET CASH FLOWS PROVIDED BY FINANCING ACTIVITIES	$ 6,638

NET INCREASE IN CASH	$ 4,923
Cash, beginning of period	$ -
Cash, end of period	$ 4,923

SUPPLEMENTAL CASH FLOW INFORMATION:
Interest paid	$ -
Income taxes paid	$ -

The accompanying notes are an integral part of these financial statements.

Page | 34

SPELZON CORP.

(A DEVELOPMENT STAGE COMPANY)

NOTES TO THE FINANCIAL STATEMENTS

JULY 31, 2014

Note 1: Organization and Basis of Presentation

Spelzon Corp. (the “Company”) is a for profit corporation established under the corporation laws in the State of Nevada, United States of America on March 7, 2014.

The Company is in the development phase and intends to develop and sell mobile games. As such, the Company is subject to all risks inherent to the establishment of a start-up business enterprise.

The financial statements of the Company have been prepared in accordance with generally accepted accounting principles in the United States of America and are presented in US dollars. The Financial Statements and related disclosures as of July 31, 2014 are audited pursuant to the rules and regulations of the United States Securities and Exchange Commission (“SEC”). Unless the context otherwise requires, all references to “Spelzon Corp.,” “we,” “us,” “our” or the “company” are to Spelzon Corp.

Note 2: Significant Accounting Policies and Recent Accounting Pronouncements

Use of Estimates and Assumptions

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the period. Actual results could differ from those estimates.

Due to the limited level of operations, the Company has not had to make material assumptions or estimates other than the assumption that the Company is a going concern.

Cash and Cash Equivalents

The Company considers all highly liquid investments with an original maturity of three months or less when purchased to be cash equivalents.

Fair Value of Financial Instruments

ASC 825, “Disclosures about Fair Value of Financial Instruments”, requires disclosure of fair value information about financial instruments. ASC 820, “Fair Value Measurements” defines fair value, establishes a framework for measuring fair value in generally accepted accounting principles, and expands disclosures about fair value measurements. Fair value estimates discussed herein are based upon certain market assumptions and pertinent information available to management as of October 31, 2013.

The respective carrying values of certain on-balance-sheet financial instruments approximate their fair values. These financial instruments include cash, accrued liabilities and notes payable. Fair values were assumed to approximate carrying values for these financial instruments since they are short term in nature and their carrying amounts approximate fair value.

Page | 35

Basic and Diluted Loss Per Share

The Company computes earnings (loss) per share in accordance with ASC 260-10-45 “Earnings per Share”, which requires presentation of both basic and diluted earnings per share on the face of the statement of operations. Basic earnings (loss) per share is computed by dividing net earnings (loss) available to common stockholders by the weighted average number of outstanding common shares during the period. Diluted earnings (loss) per share gives effect to all dilutive potential common shares outstanding during the period. Dilutive earnings (loss) per share excludes all potential common shares if their effect is anti-dilutive. The Company has no potential dilutive instruments, and therefore, basic and diluted earnings (loss) per share are equal.

Revenue Recognition

The Company records revenue on the accrual basis when all goods and services have been performed and delivered, the amounts are readily determinable, and collection is reasonably assured.

Recent Accounting Pronouncements

The Company does not expect the adoption of recently issued accounting pronouncements to have a significant impact on the Company’s results of operations, financial position or cash flow.

Note 3: Legal Matters

The Company has no known legal issues pending.

Note 4: Debt

On April 1, 2014, Arthur Parrik, the Director and President of the Company, provided management services for the Company in the amount $638 which is being carried as a loan payable. The loan is non- interest bearing, unsecured and due upon demand.

Note 5: Capital Stock

On March 7, 2014 the Company authorized 75,000,000 shares of commons stock with a par value of $0.001 per share.

On April 1, 2014 the Company issued 6,000,000 shares of common stock for a purchase price of $0.001 per share to its sole director. The Company received aggregate gross proceeds of $6,000.00.

As of July 31, 2014 there were no outstanding stock options or warrants.

Note 6: Income Taxes

The Company uses the asset and liability method of accounting for income taxes in accordance with ASC Topic 740, “Income Taxes.” Under this method, income tax expense is recognized for the amount of: (i) taxes payable or refundable for the current year and (ii) deferred tax consequences of temporary differences resulting from matters that have been recognized in an entity’s financial statements or tax returns. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled.

Page | 36

The effect on deferred tax assets and liabilities of a change in tax rates is recognized in the results of operations in the period that includes the enactment date. A valuation allowance is provided to reduce the deferred tax assets reported if based on the weight of the available positive and negative evidence, it is more likely than not some portion or all of the deferred tax assets will not be realized.

ASC Topic 740.10.30 clarifies the accounting for uncertainty in income taxes recognized in an enterprise’s financial statements and prescribes a recognition threshold and measurement attribute for the financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. ASC Topic 740.10.40 provides guidance on de-recognition, classification, interest and penalties, accounting in interim periods, disclosure, and transition. We have no material uncertain tax positions for any of the reporting periods presented.

Note 7: Related Party Transactions

The Company neither owns nor leases any real or personal property. The director of the Company provides office space and services free of charge. The Company's sole officer and director is involved in other business activities and may in the future, become involved in other business opportunities as they become available.

The Company has a related party transaction involving a significant shareholder. The nature and details of the transaction are described in Note 4.

Note 8: Subsequent Events

The Company has evaluated events subsequent through the date these financial statements have been issued to assess the need for potential recognition or disclosure in this report. Such events were evaluated through the date these financial statements were available to be issued. Based upon this evaluation, it was determined that no subsequent events occurred that require recognition or disclosure in the financial statements.

Note 9: Going Concern

The accompanying financial statements and notes have been prepared assuming that the Company will continue as a going concern.

For the period ended July 31, 2014, the Company had a net loss of $1,715. The Company’s ability to continue as a going concern is dependent upon the Company’s ability to generate sufficient revenues to operate profitably or raise additional capital through debt financing and/or through sales of common stock.

Management plans to fund operations of the Company through the proceeds from an offering pursuant to a Registration Statement on Form S-1 or private placements of restricted securities or the issuance of stock in lieu of cash for payment of services until such a time as profitable operations are achieved. There are no written agreements in place for such funding or issuance of securities and there can be no assurance that such will be available in the future. Management believes that this plan provides an opportunity for the Company to continue as a going concern.

The failure to achieve the necessary levels of profitability or obtain the additional funding would be detrimental to the Company.

Page | 37

Report of Independent Registered Public Accountant

To the Board of Directors and Shareholders

Spelzon Corp.

Bjorksundsslingan 29 Nb

Stockholm, Sweden 12431

We have reviewed the accompanying balance sheet of Spelzon Corp. (a Nevada corporation) as of October 31, 2014, and related consolidated statements of operations and cash flows for the 3 month period then ended and from March 7, 2014 (inception) to October 31, 2014.

This interim financial information is the responsibility of the Company's management.

We conducted our review in accordance with the standards of the Public Company Accounting Oversight Board (United States). A review of interim financial information consists principally of applying analytical procedures and making inquiries of persons responsible for financial and accounting matters. It is substantially less in scope than an audit conducted in accordance with the standards of the Public Company Accounting Oversight Board, the objective of which is the expression of an opinion regarding the financial statements taken as a whole. Accordingly, we do not express such an opinion.

Based on our review, we are not aware of any material modifications that should be made to the accompanying interim financial statement for it to be in conformity with U.S. generally accepted accounting principles.

David L. Hillary, Jr., CPA, CITP

Hillary CPA Group, LLC

Noblesville, Indiana

December 18, 2014

Page | 38

SPELZON CORP

(A DEVELOPMENT STAGE COMPANY)
BALANCE SHEETS

	October 31, 2014	July 31, 2014
	(Unaudited)	(Audited)

CURRENT ASSETS
Cash	$ 2,619	$ 4,923
TOTAL ASSETS	$ 2,619	$ 4,923

LIABILITIES
Current Liabilities:
Loan Payable - Related Party	$ 638	$ 638
TOTAL LIABILITIES	$ 638	$ 638

STOCKHOLDERS' EQUITY
Common stock: authorized 75,000,000; $0.001 par value
6,000,000 shares issued and outstanding at
October 31, 2014	$ 6,000	$ 6,000
Profit (loss) accumulated during the development stage	$ (4,019)	$ (1,715)
Total Stockholders' Equity	$ 1,981	$ 4,285

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$ 2,619	$ 4,923

The accompanying notes are an integral part of these financial statements

Page | 39

SPELZON CORP
(A DEVELOPMENT STAGE COMPANY)
STATEMENTS OF OPERATIONS
(Unaudited)

	For The Three Months Ended October 31, 2014	From Inception (March 7, 2014) through October 31, 2014

REVENUES
Sales	$ -	$ -
Total Income	$ -	$ -

Cost of Goods Sold:
	$ -	$ -
Total Cost of Goods Sold	$ -	$ -

Gross Profit	$ -	$ -

Operating Expenses:
General and administrative	$ 54	$ 1,116
Professional Fees	$ 2,250	$ 2,903
Total Expenses	$ 2,304	$ 4,019

Net profit (loss) for the period	$ (2,304)	$ (4,019)

Net gain (loss) per share:
Basic and diluted	$ (0.0004)	$ (0.0007)

Weighted average number of shares outstanding:
Basic and diluted	$ 6,000,000	$ 6,000,000

The accompanying notes are an integral part of these financial statements

Page | 40

SPELZON CORP
(A DEVELOPMENT STAGE COMPANY)
STATEMENTS OF CASH FLOWS
(Unaudited)

	For The Three Months Ended October 31, 2014	From Inception (March 7, 2014) through October 31, 2014

Operating activities:
Net profit	$ (2,304)	$ (1,715)
Adjustment to reconcile net loss to net cash
provided by operations:	$ -	$ -
Net Cash Provided by Operating Activities	$ (2,304)	$ (1,715)

Financing activities:
Proceeds from issuance of common stock	$ -	$ 6,000
Due to related party	$ -	$ 638
Net cash provided by financing activities	$ -	$ 6,638

Net increase in cash	$ (2,304)	$ 4,923

Cash, beginning of period	$ 4,923	$ -
Cash, end of period	$ 2,619	$ 4,923

The accompanying notes are an integral part of these financial statements

Page | 41

Spelzon Corp.

Notes to the Financial Statements

October 31, 2014

Note 1: Interim Reporting

The unaudited financial information furnished herein reflects all adjustments, which in the opinion of management are necessary to fairly state the Company’s financial position and the results of its operations for the periods presented. These interim financial statements should be read in conjunction with the Company’s financial statements and notes thereto included in the Company’s audited financial statements for the fiscal year ended July 31, 2014. The Company assumes that the users of the interim financial information herein have read or have access to the audited financial statements for the preceding fiscal period and that the adequacy of additional disclosure needed for a fair presentation may be determined in that context. Accordingly, footnote disclosure, which would substantially duplicate the disclosure contained in the Company’s audited consolidated financial statements for the fiscal year ended July 31, 2014, has been omitted. The results of operations for the three-month period ended October 31, 2014 are not necessarily indicative of results for the entire year ending July 31, 2015.

Note 2: Organization and Basis of Presentation

Spelzon Corp. (the “Company”) is a for profit corporation established under the corporation laws in the State of Nevada, United States of America on March 7, 2014.

The Company is in the development phase and intends to develop and sell mobile games. As such, the

Company is subject to all risks inherent to the establishment of a start-up business enterprise.

The financial statements of the Company have been prepared in accordance with generally accepted accounting principles in the United States of America and are presented in US dollars. The Financial Statements and related disclosures as of October 31, 2014 are reviewed pursuant to the rules and regulations of the United States Securities and Exchange Commission (“SEC”). Unless the context otherwise requires, all references to “Spelzon Corp.,” “we,” “us,” “our” or the “company” are to Spelzon Corp.

Note 3: Significant Accounting Policies and Recent Accounting Pronouncements

Development Stage Activities

The Company is a development stage exploration company. All losses accumulated since inception have been considered as part of the Company’s development stage activities.

Use of Estimates and Assumptions

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the period. Actual results could differ from those estimates.

Due to the limited level of operations, the Company has not had to make material assumptions or estimates other than the assumption that the Company is a going concern.

Cash and Cash Equivalents

The Company considers all highly liquid investments with an original maturity of three months or less when purchased to be cash equivalents.

Page | 42

Fair Value of Financial Instruments

ASC 825, “Disclosures about Fair Value of Financial Instruments”, requires disclosure of fair value information about financial instruments.  ASC 820, “Fair Value Measurements” defines fair value, establishes a framework for measuring fair value in generally accepted accounting principles, and expands disclosures about fair value measurements.  Fair value estimates discussed herein are based upon certain market assumptions and pertinent information available to management as of October 31, 2013.

The respective carrying values of certain on-balance-sheet financial instruments approximate their fair values.  These financial instruments include cash, accrued liabilities and notes payable.  Fair values were assumed to approximate carrying values for these financial instruments since they are short term in nature and their carrying amounts approximate fair value.

Basic and Diluted Loss Per Share

The Company computes earnings (loss) per share in accordance with ASC 260-10-45 “Earnings per Share”, which requires presentation of both basic and diluted earnings per share on the face of the statement of operations. Basic earnings (loss) per share is computed by dividing net earnings (loss) available to common stockholders by the weighted average number of outstanding common shares during the period.  Diluted earnings (loss) per share gives effect to all dilutive potential common shares outstanding during the period.  Dilutive earnings (loss) per share excludes all potential common shares if their effect is anti-dilutive. The Company has no potential dilutive instruments, and therefore, basic and diluted earnings (loss) per share are equal.

Revenue Recognition

The Company records revenue on the accrual basis when all goods and services have been performed and delivered, the amounts are readily determinable, and collection is reasonably assured.

Recent Accounting Pronouncements

The Company does not expect the adoption of recently issued accounting pronouncements to have a significant impact on the Company’s results of operations, financial position or cash flow.

Note 4: Legal Matters

The Company has no known legal issues pending.

Note 5: Debt

On April 1, 2014, Arthur Parrik, the Director and President of the Company, provided management services for the Company in the amount $638 which is being carried as a loan payable. The loan is non-interest bearing, unsecured and due upon demand.

Note 6: Capital Stock

On March 7, 2014 the Company authorized 75,000,000 shares of commons stock with a par value of $0.001 per share.

On April 1, 2014 the Company issued 6,000,000 shares of common stock for a purchase price of $0.001 per share to its sole director. The Company received aggregate gross proceeds of $6,000.00.

As of October 31, 2014 there were no outstanding stock options or warrants.

Note 7: Income Taxes

The Company uses the asset and liability method of accounting for income taxes in accordance with ASC Topic 740, “Income Taxes.” Under this method, income tax expense is recognized for the amount of: (i) taxes payable or refundable for the current year and (ii) deferred tax consequences of temporary differences resulting from matters that have been recognized in an entity’s financial statements or tax returns. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled.

Page | 43

The effect on deferred tax assets and liabilities of a change in tax rates is recognized in the results of operations in the period that includes the enactment date. A valuation allowance is provided to reduce the deferred tax assets reported if based on the weight of the available positive and negative evidence, it is more likely than not some portion or all of the deferred tax assets will not be realized.

ASC Topic 740.10.30 clarifies the accounting for uncertainty in income taxes recognized in an enterprise’s financial statements and prescribes a recognition threshold and measurement attribute for the financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. ASC Topic 740.10.40 provides guidance on de-recognition, classification, interest and penalties, accounting in interim periods, disclosure, and transition. We have no material uncertain tax positions for any of the reporting periods presented.

Note 8: Related Party Transactions

The Company neither owns nor leases any real or personal property. The director of the Company provides office space and services free of charge. The Company's sole officer and director is involved in other business activities and may in the future, become involved in other business opportunities as they become available.

The Company has a related party transaction involving a significant shareholder. The nature and details of the transaction are described in Note 4.

Note 9: Subsequent Events

The Company has evaluated events subsequent through the date these financial statements have been issued to assess the need for potential recognition or disclosure in this report. Such events were evaluated through the date these financial statements were available to be issued. Based upon this evaluation, it was determined that no subsequent events occurred that require recognition or disclosure in the financial statements.

Note 10: Going Concern

The accompanying financial statements and notes have been prepared assuming that the Company will continue as a going concern.

For the period ended October 31, 2014, the Company had a net loss of $4,019.  The Company’s ability to continue as a going concern is dependent upon the Company’s ability to generate sufficient revenues to operate profitably or raise additional capital through debt financing and/or through sales of common stock.

Management plans to fund operations of the Company through the proceeds from an offering pursuant to a Registration Statement on Form S-1 or private placements of restricted securities or the issuance of stock in lieu of cash for payment of services until such a time as profitable operations are achieved. There are no written agreements in place for such funding or issuance of securities and there can be no assurance that such will be available in the future. Management believes that this plan provides an opportunity for the Company to continue as a going concern.

The failure to achieve the necessary levels of profitability or obtain the additional funding would be detrimental to the Company.

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[Back Page of Prospectus]

PROSPECTUS

5,000,000 SHARES OF COMMON STOCK

SPELZON CORP.

_______________

Dealer Prospectus Delivery Obligation

Until _____________ ___, 2014, all dealers that effect transactions in these securities whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers’ obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

Page | 45

PART II

INFORMATION NOT REQUIRED IN THE PROSPECTUS

ITEM 13. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The estimated costs (assuming all shares are sold) of this offering are as follows:

SEC Registration Fee	$12.88
Printing Expenses	$87.12
Accounting Fees and Expenses	$1,300.00
Auditor Fees and Expenses	$3,800.00
Legal Fees and Expenses	$1,500.00
Transfer Agent Fees	$2,300.00
TOTAL	$9,000.00

(1) All amounts are estimates, other than the SEC’s registration fee.

ITEM 14. INDEMNIFICATION OF DIRECTOR AND OFFICERS

According to your bylaws:

a)

 The Directors shall cause the Corporation to indemnify a Director or former Director of the Corporation and the Directors may cause the Corporation to indemnify a director or former director of a corporation of which the Corporation is or was a shareholder and the heirs and personal representatives of any such person against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment, actually and reasonably incurred by him or them including an amount paid to settle an action or satisfy a judgment inactive criminal or administrative action or proceeding to which he is or they are made a party by reason of his or her being or having been a Director of the Corporation or a director of such corporation, including an action brought by the Corporation or corporation. Each Director of the Corporation on being elected or appointed is deemed to have contracted with the Corporation on the terms of the foregoing indemnity.

b)

The Directors may cause the Corporation to indemnify an officer, employee or agent of the Corporation or of a corporation of which the Corporation is or was a shareholder (notwithstanding that he is also a Director), and his or her heirs and personal representatives against all costs, charges and expenses incurred by him or them and resulting from his or her acting as an officer, employee or agent of the Corporation or corporation. In addition the Corporation shall indemnify the Secretary or an Assistance Secretary of the Corporation (if he is not a full time employee of the Corporation and notwithstanding that he is also a Director), and his or her respective heirs and legal representatives against all costs, charges and expenses incurred by him or them and arising out of the functions assigned to the Secretary by the Corporation Act or these Articles and each such Secretary and Assistant Secretary, on being appointed is deemed to have contracted with the Corporation on the terms of the foregoing indemnity.

c)

The Directors may cause the Corporation to purchase and maintain insurance for the benefit of a person who is or was serving as a Director, officer, employee or agent of the Corporation or as a director, officer, employee or agent of a corporation of which the Corporation is or was a shareholder and his or her heirs or personal representatives against a liability incurred by him as a Director, officer, employee or agent.

Page | 46

ITEM 15. RECENT SALES OF UNREGISTERED SECURITIES

Set forth below is information regarding the issuance and sales of securities without registration since inception.

On April 1st, 2014, SPELZON CORP. offered and sold 6,000,000 share of common stock to our sole officer and director, Arthur Parrik, for a purchase price of $0.001 per share, for aggregate offering proceeds of $6,000. SPELZON CORP. made the offer and sale in reliance on the exemption from registration afforded by Section 4(2) to the Securities Act of 1933, as amended (the “Securities Act”), on the basis that the securities were offered and sold in a non-public offering to a “sophisticated investor” who had access to registration-type information about the Company. No commission was paid in connection with the sale of any securities and no general solicitations were made to any person.

ITEM 16. EXHIBITS

Exhibit Number	Description of Exhibit
3.1	Articles of Incorporation of the Registrant
3.2	Bylaws of the Registrant
5.1	Opinion re: Legality and Consent of Counsel
10.1	Agreement dated July 7th, 2014, between SPELZON CORP. and Mr. Gamov
23.1	Consent of Legal Counsel (contained in exhibit 5.1) (2)
23.2	Consent of David L. Hillary, Jr., CPA,(3)

ITEM 17. UNDERTAKINGS

The undersigned Registrant hereby undertakes:

1. To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to:

(a) Include any prospectus required by Section 10(a)(3) of the Securities Act;

(b) Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in the volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(c) Include any additional or changed material information on the plan of distribution.

2. To, for the purpose of determining any liability under the Securities Act, treat each post-effective amendment as a new registration statement relating to the securities offered herein, and to treat the offering of such securities at that time to be the initial bona fide offering thereof.

3. To remove from registration, by means of a post-effective amendment, any of the securities being registered hereby that remains unsold at the termination of the offering.

4. For determining liability of the undersigned Registrant under the Securities Act to any purchaser in the initial distribution of the securities, that in a primary offering of securities of the undersigned Registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

Page | 47

(a) Any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;

(b) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant;

(c) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned Registrant; and

(d) Any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the “Act”) may be permitted to our director, officers and controlling persons pursuant to the provisions above, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities, other than the payment by us of expenses incurred or paid by one of our director, officers, or controlling persons in the successful defense of any action, suit or proceeding, is asserted by one of our director, officers, or controlling person sin connection with the securities being registered, we will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification is against public policy as expressed in the Securities Act, and we will be governed by the final adjudication of such issue.

 For the purposes of determining liability under the Securities Act for any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form S-1 and authorized this registration statement to be signed on its behalf by the undersigned, in Sweden, on November 19, 2014.

SPELZON CORP.

Signature	Title	Date
/s/ Arthur Parrik
Arthur Parrik	President	February 6, 2015
/s/ Arthur Parrik
Arthur Parrik	Director	February 6, 2015
/s/ Arthur Parrik
Arthur Parrik	Principal Executive Officer	February 6, 2015
/s/ Arthur Parrik
Arthur Parrik	Principal Financial Officer	February 6, 2015
/s/ Arthur Parrik
Arthur Parrik	Principal Accounting Officer	February 6, 2015
/s/ Arthur Parrik
Arthur Parrik	Secretary/Treasurer	February 6, 2015

Page | 48

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Arthur Parrik, as his true and lawful attorney-in-fact and agent with full power of substitution and re-substitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement on Form S-1 of SPELZON CORP., and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, grant unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the foregoing, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitutes, may lawfully do or cause to be done by virtue hereof.

In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and on the dates stated.

Signature	Title	Date

/s/ Arthur Parrik
Arthur Parrik	President, Treasurer, Secretary and Director	February 6, 2015

EXHIBIT INDEX

Exhibit Number	Description of Exhibit
3.1	Articles of Incorporation of the Registrant
3.2	Bylaws of the Registrant
5.1	Opinion re: Legality and Consent of Counsel
10.1	Agreement dated July 7th, 2014, between SPELZON CORP. and Mr. Gamov
23.1	Consent of Legal Counsel (contained in exhibit 5.1)
23.2	Consent of David L. Hillary, Jr., CPA,(3)

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